                              Filed with the Securities and Exchange Commission on April 27, 2001

                                                 Registration No. 33-89676
===========================================================================================================================
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C. 20549

                                              Post-effective Amendment No. 6
                                                        On Form S-2

                                 Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                         -------------------------------------------
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                                                         -----------
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                                             --
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                                         ----------
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     KATHLEEN A. CHAPMAN, ASSISTANT CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                 SCOTT K. RICHARDSON, ESQ.
                                                      SENIOR COUNSEL
                              One Corporate Drive, Shelton, Connecticut 06484 (203) 925-3830
                              --------------------------------------------------------------

                             Approximate date of commencement of proposed sale to the public:
                May 1, 2001 or as soon as practical after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be offered on a delayed or continuous  basis  pursuant to
Rule 415 under the Securities Act of 1933 check the following:  X .
                                                               --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                              Calculation of Registration Fee
===========================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                        $0                    $0
---------------------------------------------------------------------------------------------------------------------------
*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by earlier registration statements, including Registration File Numbers
33-26122, 33-58536 and 33-84306.
**The  proposed  aggregate  offering  price is estimated  solely for  determining  the  registration  fee. The amount to be registered and the proposed
maximum  offering  price per unit are not applicable  since these  securities  are not issued in  predetermined  amounts or units.
---------------------------------------------------------------------------------------------------------------------------

GMA

GMA S2
                                  Cross reference sheet pursuant to Regulation S-K, Item 501(b)

Form S-2 Item No. and Caption                                                                            Prospectus Heading
-----------------------------                                                                            ------------------

1.       Forepart of the Registration                                                                   Outside Front Cover
         Statement and Outside
         Front Cover Page of
         Prospectus

2.       Inside Front and Outside                                                                        Inside Front Cover
         Back Cover Pages of
         Prospectus

3.       Summary Information, Risk                                                                        Summary; Interest
         Factors and Ratio of                                                                         Crediting; Surrenders
         Earnings to Fixed Charges

4.       Use of Proceeds                                                                                        Investments

5.       Determination of Offering Price                                                                     Not applicable

6.       Dilution                                                                                            Not applicable

7.       Selling Security Holders                                                                            Not applicable

8.       Plan of Distribution                                                                                  Distribution

9.       Description of Securities                                                                         Annuity Features
         to be Registered

10.      Interests of Named Experts                                                                          Not applicable
         and Counsel

11.      Information with Respect                                                                               The Company
         to the Registrant

12.      Incorporation of Certain Documents by Reference                    Incorporation of Certain Documents by Reference

13.      Disclosure of Commission
         Position on Indemnification for
         Securities Act Liabilities                                                                         Indemnification

                                                                                                            Part II Heading
                                                                                                            ---------------

14.      Other Expenses of Issuance                                                              Other Expenses of Issuance
         and Distribution                                                                                  and Distribution

15.      Indemnification of Directors                                                                   Indemnification of
         and Officers                                                                                Directors and Officers

16.      Exhibits                                                                                                  Exhibits

17.      Undertakings                                                                                          Undertakings

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes the Guaranteed  Maturity Annuity (the "Annuity")  issued by American  Skandia Life Assurance  Corporation
("American  Skandia").  We may  simultaneously  offer several  types of contracts.  You may or may not be eligible for more than one type of contract.  Certain  features,  such as the  existence of or level of certain  charges,  may differ  among  various  types of contracts.  We may also declare  different  interest rates for different types of contracts.  Various rights and benefits may differ among jurisdictions to meet applicable laws and/or regulations.

This Annuity is made  available as  participating  interests in a group  contract or as an individual  contract.  Participants  in a group contract are issued  certificates  reflecting  their rights and  privileges.  Eligible  individuals  who may  participate in a group  contract  include  those who have  established  accounts  with certain  broker-dealers  who have entered into a  distribution agreement to offer  participating  interests in a contract,  as well as members of other  eligible  groups,  such as employees of an employer.  Purchasers of individual  contracts are issued a contract (see  "Distribution").  Both the  certificates  and  individual contracts  are  hereafter  referred to as the  "Contract."  Contracts  or certain  types of  Contracts  may not be  available in all jurisdictions.

We offer  various  interest  rate  Guarantee  Periods  (see  "Guarantee  Periods").  The minimum  premium we will accept from you is
$5,000,  which may be used to purchase  multiple  Contracts with  different  Guarantee  Periods.  Our minimum amount per Contract is
$2,000.  The minimum  premium we will accept from you which may be used to purchase a contract in conjunction  with a qualified plan is $2,000.  A Contract is issued as evidence  of the  acceptance  of each  premium or portion of a premium.  We issue an  additional
Contract for any subsequent premium accepted (see "Application and Initial Payment").

Values and benefits provided by the Annuity are funded by the general account assets of American Skandia (see "Investments").

These  securities  may be subject  to  substantial  charges  which  could  result in your  receipt of less than your  premium if you surrender your contract.  Whether such a result actually  occurs depends on the timing of any surrender,  the amount of such charges and the  interest  rates we are  crediting to  contracts.  Such  charges are the market  value  adjustment,  any sales charge we may deduct from your  premium,  and any  surrender  charge.  The actual  charges  will be shown in your  Contract.  (see  "Market  Value
Adjustment", "Sales Charge" and "Surrenders").

The interest rate in subsequent  guarantee  periods may be more or less than the rate in a previous period.  However,  the rates may not be lower than a minimum  determined  in  relation  to an index,  but may be higher.  Such index is not  controlled  by  American
Skandia.  A 3.0%  minimum  rate may be required  for  contracts  issued in certain  jurisdictions,  including  contracts  issued for delivery in New York, if available (see "Interest Rates").

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Purchase  payments  under these  Annuities  are not  deposits or  obligations  of, or  guaranteed  or endorsed  by, any bank or bank subsidiary,  are not federally insured by the Federal Deposit Insurance Corporation,  the Federal Reserve Board, or any other agency and are not insured by the Securities Investor Protection Corporation ("SIPC") as to the loss of the principal amount invested.
------------------------------------------------------------------------------------------------------------------------------------
THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.

                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
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GMA-PROS-(5/2001)                                    Issued by: American Skandia Life Assurance Corporation
Prospectus Dated:  May 1, 2001

                                            This page has been intentionally left blank.

                                                         GLOSSARY OF TERMS

ANNUITANT is the person upon whose life your Contract is issued.

ANNUITY is the Guaranteed Maturity Annuity.

ANNUITY DATE is the date on which annuity payments are to commence.

BENEFICIARY(IES)  is (are) the person(s)  designated by you,  either as of the Contract Date or at a later date, as the recipient of the death benefit.

CONTINGENT ANNUITANT is the person designated by you to become the Annuitant on the Annuitant's death prior to the Annuity Date.

CONTRACT,  for purposes of this  Prospectus,  is your  individual  Annuity,  or with  respect to a group  Annuity,  the  certificate evidencing  your  participation  in an underlying  group Annuity.  It also represents an account we set up and maintain to track our obligations to you.

CONTRACT DATE is the effective date of your Contract (shown as your "Certificate Date" with respect to a group Annuity).

CONTRACT YEARS are continuous 12-month periods commencing on the Contract Date and each anniversary of the Contract Date.

CURRENT  RATE is the  applicable  interest  rate we offer for a  Guarantee  Period  for your  type of  Contract.  Current  Rates are contained  in a  schedule  of rates  established  by us from time to time for the  Guarantee  Periods  then  being  offered.  We may establish different schedules for different types of Contracts.

GROSS SURRENDER VALUE is, as of any date, that portion of the Interim Value you specify for a full or partial surrender.

GUARANTEE PERIOD is the period during which the rate at which interest is credited to your Contract is guaranteed.

IN WRITING is in a written form satisfactory to us and filed at the Office.

INITIAL GUARANTEE RATE is the rate of interest credited during the initial Guarantee Period for a Contract.

INTERIM VALUE is, as of any date, the Net Premium  credited to a Contract plus all interest  credited on such Net Premium,  less the sum of all previous Gross  Surrender  Values and interest  thereon from the date of each  surrender,  plus or minus any market value adjustment  made when choosing an alternate  Guarantee  Period and interest  thereon from the date such alternate  Guarantee  Period begins.

NET PREMIUM is a premium less any applicable  sales charge applied to premium when received and any applicable  premium tax deducted upon receipt of premium.

NET SURRENDER  VALUE is the amount  payable on a full or partial  surrender  after the  application  of any charges and market value adjustment.

OFFICE is our  business  office,  American  Skandia  Life  Assurance  Corporation,  One  Corporate  Drive,  P.O.  Box 883,  Shelton,
Connecticut 06484.

PARTICIPANT is either an eligible entity or person who  participates in a group Contract or is named as having  ownership  rights in relation to an Annuity issued as an individual contract.  Eligibility depends on the specific Contract.

SUBSEQUENT  GUARANTEE RATE is the rate of interest  established by us for crediting to your Contract  during a subsequent  Guarantee
Period.

SURRENDER DATE is the date we receive a completed request In Writing for a surrender.

"We", "us", "our" or "the Company" means American Skandia Life Assurance Corporation.

"You" or "your" means the Participant.

                                                    SUMMARY OF ANNUITY FEATURES

The  Guaranteed  Maturity  Annuity is  designed  to allow you to  accumulate  funds for long term goals,  such as  retirement,  on a tax-deferred basis.  You may apply the accumulated funds on the Annuity Date to receive a stream of income payments.

                                                 GUARANTEE PERIODS & INTEREST RATES
Initial  Guarantee  Periods:  You select an initial  Guarantee Period among those we currently  offer. If we accept the premium,  we then issue a Contract.  The initial  Guarantee  Period  begins on the  Contract  Date (see  "Application  and Initial  Payment"  and
"Guarantee Periods").

Subsequent  Guarantee Periods: At the end of a Guarantee Period, a subsequent  Guarantee Period begins,  unless you have chosen such date as the Annuity Date. We reserve the right to make available  different  Guarantee  Periods than those which were available when your Contract was issued.  The  subsequent  Guarantee  Period will be the same as the previous one (or the next shortest one if that duration is no longer available)  unless we receive  instructions from you In Writing at least two business days before the close of the Guarantee  Period then ending.  However,  the subsequent  Guarantee  Period may not end beyond the Annuity Date (see  "Guarantee
Periods").

Alternate Guarantee Periods: You may choose,  subject to certain limitations,  to switch to an alternate Guarantee Period that would begin before your current  Guarantee  Period would  normally end.  Exercising  this  privilege  will subject your Interim Value to a market value  adjustment,  but not to a surrender  charge.  You may also need to change your Annuity Date in order to exercise  this privilege (see "Alternate Guarantee Periods").

Interest  Rates: We declare  interest rates for the available  Guarantee  Periods from time to time. The rate applicable  throughout any Guarantee  Period is the one in effect when such  Guarantee  Period begins.  The rates we declare are subject to a minimum,  but we may  declare  higher  rates.  The minimum is  determined  in relation to an index we do not  control.  For  Contracts  issued for delivery in certain jurisdictions, including New York, if available, rates may not be lower than 3%, irrespective of the index.

We reserve the right to  simultaneously  declare  Subsequent  Guarantee  Rates for existing  Contracts  that are higher than Current
Rates for the Guarantee  Periods of the same duration  applicable to newly issued  Contracts of the same type,  where allowed by law and regulation (see "Interest Rates").

Market Value  Adjustment:  The market  value  adjustment  may  increase or decrease  the amount  payable to you on a full or partial surrender.  Such a surrender  at the end of a  Guarantee  Period,  and,  where  required  by law,  the 30 days prior to the end of a
Guarantee  Period,  is not affected by this  adjustment.  In addition,  the market value  adjustment  will be applied to the Interim
Value when choosing an alternate Guarantee Period.

The  adjustment  reflects the  relationship  as of the time of its  calculation  between:  (a) the rate then being  credited to your
Contract;  and (b) the Current  Rate for your type of Contract  with a Guarantee  Period  equal to the time  remaining to the end of your current Guarantee  Period.  Our Current Rates are expected to be sensitive to interest rate  fluctuations,  thereby making this adjustment  equally  sensitive  to such  changes.  There would be a downward  adjustment  when the  applicable  Current Rate plus an adjustment  rate  exceeds  the rate  currently  being  credited  to your  Contract.  There  would be an upward  adjustment  when the applicable  Current Rate plus the adjustment rate is lower than the rate currently  being credited to your Contract.  The adjustment rate is the same for all  contracts of the same type,  and cannot  exceed  0.25% of interest for any type of Contract.  (see "Market
Value Adjustment").

                                                  DEATH BENEFITS AND ANNUITIZATION
Death Benefits:  A death benefit of the greater of your Contract's  Interim Value or 100% of premium less the sum of all prior Gross
Surrender  Values,  is  provided  in the event of your  death or the  Annuitant's  death (if there is no  Contingent  Annuitant)  if occurring both (a) prior to the Annuity Date,  and (b) before the beginning of the Contract Year which starts  following the earlier of your or the Annuitant's 85th birthday (see "Death Benefit").

Annuity  Date and Annuity  Options:  You may choose the  Annuity  Date.  However,  it must be the first day of the first month on or after the end of a Guarantee  Period,  and after the third  Contract  Year.  You may choose  among a number of annuity  options (see
"Annuity Date" and "Annuity Options").

                                                      ACCESS TO ACCOUNT VALUE
Surrenders:  Total and  partial  surrenders  of your  Contract  are  permitted  prior to the  Annuity  Date.  Such  total or partial surrenders may be assessed a surrender  charge and/or a market value  adjustment  (see  "Surrenders").  A full or partial  surrender may result in a taxable event, and in certain situations, a tax penalty (see "Certain Tax Considerations").

Free  Withdrawal  Privilege:  Once each Contract Year after the first you may withdraw an amount  without any  applicable  surrender charge being  assessed.  This amount  equals the  "growth" in the  Contract.  "Growth" is defined as: (a) the  interest  credited to your Contract in the prior  Contract Year,  plus (b) the interest  credited to your Contract in Contract Years previous to the last, subject to a market value  adjustment,  provided that immediately  after the withdrawal  (including any market value adjustment) the remaining  Interim Value times the market value adjustment is at least equal to the unliquidated  premium plus the value at the time credited of any amounts added due to premium size (see "Free Withdrawal Privilege").

Medically-Related  Withdrawals:  Where permitted by law, any applicable  surrender  charge or market value adjustment is waived on a full  surrender if we receive  satisfactory  evidence of certain  medically-related  events or  conditions  (see  "Medically-Related
Withdrawals").

                                                              CHARGES
Sales Charge:  This Contract  does not feature a sales charge.  However,  we also offer a version of this Contract that does feature a sales  charge.  If you purchase a version of this  Contract  that  features a sales  charge,  the amount and schedule of the sales charge will be shown on a Supplement  to this  Prospectus  as well as in your  Contract.  Any such sales charge  percentages  may be level or decrease according to a specified schedule (see "Sales Charge").

Surrender  Charge:  This  Contract  imposes a surrender  charge upon any full or partial  surrender  taken within six (6) years of a premium  payment.  However,  we also offer a version of this  Contract that does not feature a surrender  charge.  If you purchase a version of this Contract that does not feature a surrender  charge,  the Contract will have a sales charge as discussed above and as shown on a Supplement to this  Prospectus as well as in your  Contract.  For those  Contracts that feature a surrender  charge,  the amount of the charge is calculated at 6.0% of the Gross Surrender Value deemed to be a liquidation of premium.

Premium  Taxes:  In several  states,  a premium tax is payable,  either when  premiums are  received  or, when the Interim  Value is applied  under an annuity  option.  We will deduct the amount of the  premium tax  payable,  if any,  from your  premiums or Interim
Value. The amount of the premium tax varies from  jurisdiction to jurisdiction,  which any state  legislature may change.  Also, any state  legislature  may decide to impose the tax when premium  payments are made.  In those  jurisdictions  imposing such a tax, the tax rates currently in effect range up to 3 1/2%.  However, local taxes may be higher.

                                                           MISCELLANEOUS
Additional  Amounts on Qualifying  Purchase  Payments:  We reserve the right to make additions to the Interim Values of Contracts of
Owners  submitting large amounts of premium,  wherever  allowed by law. As of the date of this Prospectus,  the breakpoints for such treatment are premiums of $500,000,  $1,000,000 and $5,000,000.  We reserve the right to change these  breakpoints  (see "Additional
Amounts on Qualifying Purchase Payments").

Multiple  Contracts:  We issue a Contract for each acceptable  premium or portion thereof,  subject to our rules for minimum amounts per Contract.  Subsequent discussion in this Prospectus will be in terms of a single Contract.

                                                      PURCHASING YOUR ANNUITY

APPLICATION AND INITIAL PAYMENT
We may require a properly  completed  application or enrollment  form, a premium,  and any other  materials  under our  underwriting rules before we agree to issue an Annuity.  We may issue an Annuity  without  completion of an  application  or enrollment  form for certain classes of Annuities, where permitted by law.

We offer  various  initial  Guarantee  Periods.  Subject to our rules,  you may choose to have your Net Premium or portions  thereof accumulate interest for one or more of the Guarantee Periods then available.  While we may issue multiple  Contracts,  such multiple
Contracts  may be treated for tax  purposes as if they were a single  Contract  (see  "Certain  Tax  Considerations").  No Guarantee
Period may end later than the Annuity Date.

Once we accept your premium and all our  requirements  are met, we issue a Contract for each  initial  Guarantee  Period you choose.
The minimum  premium we will accept from you is $5,000.  Our minimum  amount per  Contract is $2,000.  Therefore,  you could  choose one but not more than two Guarantee  Periods if you sent the minimum  premium  amount.  The minimum  premium we will accept from you which may be used to purchase a Contract in conjunction  with a qualified plan is $2,000.  Our prior approval is required  before we will accept a premium of any amount that would cause the combined Interim Value of all your Contracts to exceed $500,000.

We confirm each premium payment in writing.

RIGHT TO CANCEL
You may  return  your  Contract  for a  refund  within  a  specified  period.  Depending  on the  applicable  legal  and  regulatory requirements,  this period may be within ten days of receipt,  twenty-one  days of receipt or longer.  Unless we are required by law to return the premium  amount,  the amount of the refund will equal the Interim  Value times the market value  adjustment  as of the date we receive the  cancellation  request plus any amount  deducted for premium tax and/or any sales charge,  less the  accumulated value of any  additions we make because of the amount of premium  paid.  When your  Contract is issued,  you will be informed of the amount due if you exercise this right.  Exercising  the right  requires  return of the Contract to us or to the  representative  who solicited your purchase.

                                                          FEES AND CHARGES

SALES CHARGE
This Contract does not feature a sales charge.

However,  we also offer a version of this  Contract  that does feature a sales  charge.  If you purchase a version of this  Contract that features a sales charge,  the amount and schedule of the sales charge will be shown on a Supplement to this  Prospectus as well as in your  Contract.  Any such sales charge  percentages  may be level or decrease  according to a specified  schedule  (see "Sales
Charge").  As of the date of this  Prospectus,  we were not offering  Contracts  with sales  charges in excess of 6% of premium upon receipt.  However,  we reserve the right to offer new types of  Contracts  with sales  charges of not more than 8.5% of premium upon receipt.  Sales charge  percentages may be level or may decrease  according to a specified  schedule.  For example, a Contract could have a  schedule  of sales  charges  such that 5% is  assessed  against  the first  $10,000  of the  cumulative  premiums  paid by a
Participant,  4% is assessed  against the next $10,000 of cumulative  premiums  paid by that  Participant,  and 3% assessed  against cumulative  premiums paid by a Participant in excess of $20,000.  This example is  hypothetical.  The actual amount and schedule for such a charge, if any, will be shown on a Supplement to the Prospectus as well as in your Contract.

From time to time we may  structure  sales  charges for a group  Contract,  or we may reduce or waive sales  charges for  individual
Contracts,  when either are sold in a manner that reduces sales  expenses or spreads them out over time. We would  consider  various factors,  including (1) the size and type of group, (2) the amount of premiums,  (3) additional premiums from existing Participants, and/or (4) other transactions where our sales expenses are likely to be reduced, eliminated or spread out over time.

No sales charge is imposed when any group Contract or any individual  Contract  issued  pursuant to this  Prospectus is owned on its
Contract Date by: (a) any parent  company,  affiliate or subsidiary of ours;  (b) an officer,  director,  employee,  retiree,  sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying  mutual fund;  (d) a director,  officer or employee of any investment  manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a  broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative  of any  firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing,  underwriting,  claims, administrative,  computer support,  marketing, office or other services; (g) the then current spouse of any such person noted in (b)
through (f),  above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) such  person's  child(ren)  or other legal  dependent  under the age of 21; and (j) the  siblings  of any such  persons  noted in (b)  through  (h) above.  No such group
Contract or  individual  Contract is eligible for any  Additional  Amount due to the size of premiums  (see  "Additional  Amounts on
Qualifying Purchase Payments").

Any elimination of any sales charge or any reduction to the amount of such charges will not  discriminate  unfairly between Contract purchasers.  We will not make any such changes to this charge where prohibited by law.

Depending on the  Guarantee  Period you choose and the Interest Rate Credited to your  Contract,  assessment of a substantial  Sales
Charge  could  result in your  receipt of less than your  premium  even if you  surrender  your  Contract  at the end of a Guarantee
Period.  For example,  if you chose a one-year  Guarantee  Period, we were crediting 4% interest per year when your Guarantee Period began,  and the sales charge was 5% of your premium,  you would receive less than your premium if you  surrendered  your Contract at the end of the initial  Guarantee Period.  You could also receive less than your premium due to any applicable  surrender charge and the market value adjustment (see "Surrenders").

Surrender Charge
This Contract  imposes a surrender charge upon any full or partial  surrender taken within six (6) years of a premium  payment.  The amount of the charge is calculated at 6.0% of the Gross Surrender Value deemed to be a liquidation of premium.

However,  we also offer a version of this  Contract  that does not feature a  surrender  charge.  If you  purchase a version of this
Contract  that does not feature a surrender  charge,  the Contract  will have a sales  charge as  discussed  above and as shown on a
Supplement to this Prospectus as well as in your Contract.

For those Contracts that feature a surrender  charge,  the type and level of charges will be shown in your Contract.  The charge may be level for a specified  number of years or it may start at a particular  level and then grade down to zero over a specified number of  years.  The  charge  may also  depend on the  duration  of the  Initial  Guarantee  Period  you  select.  As of the date of this
Prospectus,  we were not offering  Contracts with  surrender  charges in excess of 6% of premium.  However,  we reserve the right to offer new types of  Contracts  with sales  charges  of not more than 8.5% of  premium.  In  addition,  if both a Sales  Charge and a
Surrender Charge exist in the same Contract, the total of both charges will not exceed 8.5% of premium.

When the surrender  charge is assessable  against the amount of premium being  liquidated,  then  surrenders or partial  surrenders, except for those  amounts  taken  under the free  withdrawal  provision,  are deemed  for the  purpose of this  charge to be first a liquidation  of premium.  Amounts taken under the free  withdrawal  privilege  are not  considered a  liquidation  of premium.  On a partial  surrender,  Gross  Surrender  Value is deemed to come first from: (a) any interest then available under the free withdrawal provision;  then from (b) any premium not yet liquidated,  and then from (c) any remaining  interest and any amounts credited due to premium  size (see  "Additional  Amounts on  Qualifying  Purchase  Payments").  This does not  coincide  with the  treatment of such surrenders for tax purposes (see "Certain Tax Considerations).

From time to time we may  structure  surrender  charges  for a group  Contract,  or we may  reduce or waive  surrender  charges  for individual  Contracts,  when  either are sold in a manner  that  reduces  sales  expenses  or spreads  them out over time.  We would consider  various  factors  including  (1) the size and type of group,  (2) the amount of premiums,  (3)  additional  premiums  from existing  Participants,  and/or (4) other transactions  where our sales expenses are likely to be reduced,  eliminated or spread out over time.

No surrender  charge is imposed when any group Contract or any individual  Contract  issued  pursuant to this Prospectus is owned on its Contract Date by: (a) any parent company,  affiliate or subsidiary of ours; (b) an officer, director,  employee,  retiree, sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying  mutual fund;  (d) a director,  officer or employee of any investment  manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a  broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative  of any  firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing,  underwriting,  claims, administrative,  computer support,  marketing, office or other services; (g) the then current spouse of any such person noted in (b)
through (f),  above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) such  person's  child(ren)  or other legal  dependent  under the age of 21; and (j) the  siblings  of any such  persons  noted in (b)  through  (h) above.  No such group
Contract or  individual  Contract is eligible for any  Additional  Amount due to the size of premiums  (see  "Additional  Amounts on
Qualifying Purchase Payments").

Any  elimination  of any surrender  charge or any  reduction to the amount of such charges will not  discriminate  unfairly  between
Contract purchasers.  We will not make any such changes to this charge where prohibited by law.

                                                       MANAGING YOUR ANNUITY

PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS
When you purchase an Annuity,  you must make certain  designations,  including a  Participant  and an  Annuitant.  You may also make certain other designations.  These designations  include a contingent  Participant,  a Contingent  Annuitant,  a Beneficiary,  and a
contingent  Beneficiary.  Certain  designations are required,  as indicated below.  Such  designations  will be revocable unless you indicate  otherwise or we endorse your Annuity to indicate  that such  designation  is  irrevocable  to meet certain  regulatory  or statutory requirements.

Some of the tax  implications  of the various  designations  are  discussed in the section  entitled  "Certain Tax  Considerations".
However,  there are other tax issues than those  addressed in that section,  including,  but not limited to, estate and  inheritance tax issues.  You should consult with a competent tax counselor  regarding the tax implications of various  designations.  You should also consult with a competent  legal advisor as to the  implications of certain  designations in relation to an estate,  bankruptcy, community property where applicable and other matters.

A Participant  must be  designated.  You may designate more than one  Participant.  If you do, all rights  reserved to  Participants are then held  jointly.  We require  consent  In Writing of all joint  Participants  for any  transaction  for which we require  the written  consent of  Participants.  Where required by law, we require the consent of the spouse of any person with a vested interest in an  Annuity.  Naming  someone  other  than the  payor  of a  premium  as the  Participant  may have  gift,  estate  or other  tax implications.

You may designate  more than one primary or contingent  Beneficiary  and if you do, the proceeds will be paid in equal shares to the survivors in the appropriate  beneficiary class,  unless you have requested  otherwise In Writing.  The Beneficiary is the person or persons entitled to receive the death benefit or remaining  certain payments under an annuity option with certain  payments.  Unless you indicated that a prior choice was  irrevocable,  you may change these  designations at any time during the Annuitant's  lifetime by sending a request In Writing.

If a  Participant's  spouse is  designated  as the sole primary  Beneficiary  of the Annuity and the  Participant  dies prior to the
Annuity Date, the  Participant's  Spouse,  as  Beneficiary,  may elect to be treated as Participant  and continue the Annuity at its current  Account  Value,  subject to its terms and  conditions.  If the Annuity is owned  jointly by both  spouses,  and the primary
Beneficiary is designated as "surviving spouse",  each spouse named individually,  or a designation of similar intent, then upon the death of either Participant, the surviving spouse may elect to be treated as Participant.

If the primary  Beneficiary  dies before  death  proceeds  become  payable,  the  proceeds  will  become  payable to the  contingent
Beneficiary.  If no  Beneficiary  is alive at the time of the death upon which death  proceeds  become  payable or in the absence of any Beneficiary designation, the proceeds will vest in you or your estate.

You may name one or more  Contingent  Annuitants.  There may be adverse  tax  consequences  if a  Contingent  Annuitant  succeeds an
Annuitant  and the  Contract  is owned by a trust that is neither  tax exempt nor does not qualify  for  preferred  treatment  under certain  sections  of the Code,  such as Section 401 (a  "non-qualified"  trust).  In  general,  the Code is designed to prevent the benefit of tax deferral from  continuing  for long periods of time on an indefinite  basis.  Continuing  the benefit of tax deferral by naming one or more  Contingent  Annuitants  when the  Contract  is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax  treatment may depend on the terms of the trust,  who is named as Contingent  Annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a Contingent  Annuitant if you expect to use a Contract in such a fashion.  You must name Contingent  Annuitants according to our rules when a Contract is used as a funding  vehicle for certain  retirement  plans designed to meet the  requirements of Section
401 of the Internal Revenue Code.

ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS
Wherever  allowed by law, we reserve the right to make  additions  to the Interim  Values of Contracts  of  Participants  submitting large amounts of premium.

The current breakpoints for qualifying for such additional amounts and the amount we credit are as follows:

                          ----------------------------------------------- -----------------------
                                         Purchase Payment                   Additional Amount*
                          ----------------------------------------------- -----------------------
                          ----------------------------------------------- -----------------------
                          At least $500,000 but less than $1,000,000              1.25%
                          ----------------------------------------------- -----------------------
                          ----------------------------------------------- -----------------------
                          Between $1,000,000  and $4,999,999                      3.00%
                          ----------------------------------------------- -----------------------
                          ----------------------------------------------- -----------------------
                          $5,000,000 or greater                                   3.75%
                          ----------------------------------------------- -----------------------
                           * as a percentage of the Purchase Payment.
------------------------------------------------------------------------------------------------------------------------------------

As of the date of the Prospectus we make such a program  available for Contracts that do not otherwise  differentiate  sales charges or surrender  charges on the amount of premium  received.  However,  we reserve the right to modify,  suspend or terminate it at any time, or from time to time, without notice.

If you submit premium to purchase  multiple  Contracts,  we divide the additions to the Contracts  then being  purchased in the same proportion as the premium is being divided among such Contracts.

Should you have a right to cancel your  Contract  (see "Right to Cancel") and exercise such a right,  the  accumulated  value of the additional amount credited will not be included in the amount returned to you.

We do not consider  additional  amounts  credited due to premium size to be an increase in your  "investment  in the contract"  (see
"Certain Tax Considerations).

Additional amounts credited are not included in any amounts you may withdraw without  assessment of any applicable  surrender charge
(see "Free Withdrawal Privilege").

                                                    MANAGING YOUR ACCOUNT VALUE

Guarantee Periods
As of the date of this  Prospectus,  we offer  Guarantee  Periods  with  annual  durations  of one to ten  years.  We may change the
Guarantee  Periods we offer at some future date;  however,  any such change will not have an impact on any Guarantee  Period then in effect.  See Appendix C for an illustration of how interest is credited during a Guarantee Period.

At the end of a Guarantee  Period that occurs prior to the Annuity  Date, a subsequent  Guarantee  Period  begins.  At least 30 days prior to the end of any Guarantee  Period of at least a year's duration,  or earlier where required by law or regulation,  we inform you of the Guarantee  Periods  available as of the date of such notice.  We do not provide a similar notice if the Guarantee  Period that is ending is of less than a year's  duration.  Subject to our rules,  a  subsequent  Guarantee  Period will begin  according to your  instructions,  if received at our Office not less than two business  days prior to the last day of the  Guarantee  Period then coming  to an end.  If you don't  send us  instructions  or  instructions  are not  received  in a timely  fashion,  the  subsequent
Guarantee Period will be equal in duration to the one just ended.

We may change the guarantee  periods  available at any time,  including the period  between the date we mail you notice and the date your  subsequent  guarantee  period  begins.  If you  choose a  duration  that is no longer  available  on the date your  subsequent
Guarantee Period begins and we cannot reach you to choose a different  duration,  the next shortest duration will apply.  Similarly, if you have made no choice but we no longer are making available  Guarantee  Periods equaling the one then ending for your Contract, the next shortest duration will apply.  However, in no event will the Guarantee Period end after the Annuity Date.

Alternate Guarantee Periods
You may choose to switch to an  alternate  Guarantee  Period that would begin before your current  Guarantee  Period would  normally end, subject to the following rules:

         1........We must receive your request In Writing at our Office.

         2.       The beginning of the new Guarantee  Period is the first business day after the date we receive all the information we need to process your request.

         3.       The Guarantee  Period you choose must be one we are making  available on the date the new  Guarantee  Period is to begin.

         4.       Your Annuity Date must be the first day of the month on or  immediately  after an anniversary of the date on which the new  Guarantee  Period  begins.  If  necessary  to meet this  requirement,  you must choose a new Annuity Date before we will process your request.

         5.       The new Guarantee Period may not extend beyond the Annuity Date.

         6.       We will process only one such request per Contract per Contract Year.

         7.       In certain Contracts,  you may not choose a shorter Guarantee Period than the Initial Guarantee Period until after the date the Initial Guaranteed Period was scheduled to end.

Any applicable market value adjustment  formula will be applied to your Contract's  Interim Value immediately prior to the beginning of the new Guarantee  Period.  No surrender charge will be assessed.  The resulting  Interim Value will be credited  interest at the
Subsequent Guarantee Rate for the new Guarantee Period.

Exercising  this  privilege  may or may not increase  your interim  value over time.  That will depend on such factors as any market value adjustment  applicable at the time the privilege is exercised,  the Guarantee Period you choose and Subsequent  Guarantee Rate we are then  crediting for that  Guarantee  Period,  the length of time you  subsequently  hold your  Contract,  and any  subsequent partial surrenders or withdrawals under the Free Withdrawal Privilege.

Interest Rates
Declared  rates are  effective  annual rates of interest.  The rate is  guaranteed  throughout  the  Guarantee  Period.  The Initial
Guarantee  Rate applies to the Net Premium less all Gross  Surrender  Values during the initial  Guarantee  Period.  The  Subsequent
Guarantee  Rate for any  subsequent  Guarantee  Period  applies to the Interim Value on the date such  subsequent  Guarantee  Period begins less all Gross Surrender Values after that date.

We inform you of the Initial  Guarantee Rate when we confirm  acceptance of your premium and issuance of your Contract.  You will be informed of the Subsequent Guarantee Rate applicable to any subsequent Guarantee Period as part of the annual report we send you.

At any time we may change  interest  rates.  Any such change does not have an impact on the rates  applicable  to Guarantee  Periods already in effect.  However, such a change will affect the Market Value Adjustment (see "Market Value Adjustment).

When a subsequent  Guarantee Period begins,  the rate applied to your Contract will not be less than the rate then applicable to new
Contracts of the same type with the same Guarantee Period.

Interest  rates are subject to a minimum.  We may declare higher rates.  The minimum for each  Guarantee  Period is based on both an index and a reduction to the interest rate determined according to the index.
-----       ---------

Each index is based on the  published  rate for  certificates  of  indebtedness  (bills,  notes or bonds,  depending  on the term of
     -----
indebtedness)  of the United  States  Treasury at the most recent  Treasury  auction held at least 30 days prior to the beginning of the Guarantee  Period to which the minimum is to apply.  The term (length of time from issuance to maturity) of the  certificates of indebtedness  upon  which the index  used for any  Guarantee  Period is the same as the  Guarantee  Period.  If no  certificates  of indebtedness  are available for such term,  the next shortest  term is used.  If the United  States  Treasury's  auction  program is discontinued,  we will  substitute  indexes which in our opinion are  comparable.  If required,  implementation  of such  substitute indexes will be subject to approval by the Securities and Exchange  Commission and the Insurance  Department of the  jurisdiction in which the Contract was delivered.  (For group  Contracts,  it is our expectation that approval of only the jurisdiction in which the underlying group contract was delivered would apply.)

The reduction  used in  determining  the minimum is an amount not to exceed 2% percent of interest.  We may reduce this amount for a
    ---------
particular type of Contract if we can expect reduced sales expenses or other expenses in relation to sales of that Contract.

In certain  jurisdictions,  including  New York,  if  available,  in no event will the minimum be less than 3% per year,  compounded yearly.

Your  Contract  may include a provision  committing  us to declare  Subsequent  Guarantee  Rates  applicable  to certain  Subsequent
Guarantee  Periods at higher  rates than the  Current  Rates for that type of  Contract.  The manner in which  Subsequent  Guarantee
Rates are  increased  will be  uniform  for all  Participants  in any one  particular  group  Contract.  The  manner  in which  such
Subsequent  Guarantee  Rates are  increased  will be  uniform  for all owners of any one  particular  type of  individual  Contract, wherever such an increase in rates is allowed by law and/or regulation.  For any particular  Contract,  the number of Contract Years required  before  such an  increase  in rates  applies or the size of such  increase  will  depend on our  expectations  as to sales expenses and other expenses in relation to sales of that type of Contract.

We have no specific formula for determining the interest rates we declare.  Rates may differ,  between types of Contracts,  even for
Guarantee  Periods of the same  duration  starting at the same time.  We expect such rates to reflect the returns  available  on the type of  investments  we make to support these types of  Contracts.  However,  we may also take into  consideration  in  determining rates such factors  including,  but not limited to, the duration of the  Guarantee  Period,  regulatory  and tax  requirements,  the liquidity of the secondary markets for the type of investments we make, commissions,  administrative expenses,  investment expenses, general  economic trends and  competition.  Our management  makes the final  determination  as to interest rates to be credited.  We cannot predict the rates we will declare in the future.

You may obtain our current rates by writing us or calling us at 1-800-766-4530.

Market Value Adjustment
The market  value  adjustment  ("MVA") may  increase or decrease the amount  payable to you on a full or partial  surrender.  Such a surrender at the end of a Guarantee  Period,  and,  where  required by law, the 30 days prior to the end of a Guarantee  Period,  or which qualifies under our rules as a medically-related withdrawal is not affected by the MVA.

In addition,  the market value adjustment will be applied to the Interim Value when choosing an alternate  Guarantee Period,  except where required by law, if the change to an alternate  Guarantee  Period occurs not more than 30 days before the end of the Guarantee
Period.

The MVA reflects the relationship as of the time it is calculated  between:  (a) the rate then being credited to your Contract;  and
(b) our Current  Rate for your type of Contract  with a Guarantee  Period  equal to the time  remaining  to the end of your  current
Guarantee  Period.  Our Current Rates are expected to be sensitive to interest rate  fluctuations,  thereby  making this  adjustment sensitive to such  fluctuations.  There would be a downward  adjustment  when the  applicable  Current Rate plus an adjustment  rate exceeds the rate currently being credited to your Contract.  There would be an upward  adjustment  when the applicable  Current Rate plus the adjustment  rate is lower than the rate currently  being  credited to your  Contract.  The adjustment  rate is the same for all Contracts of the same type, and cannot exceed 0.25% for any type of Contract.

We  reserve  the right,  from time to time,  to  determine  the MVA using an  interest  rate  lower  than the  Current  Rate for all transactions  applicable to a class of Contracts.  This would benefit all such  Contracts if  transactions  to which the MVA applies occur while we use such lower interest rate.

         The formula we use to determine the MVA is:

                                                  [(1+I)/(1+J+the adjustment amount)] N/12

                                                                   where:

         I is the Guarantee Rate applicable to the Guarantee Period for your Contract;

         J is the Current  Rate for your type of Contract  for the  Guarantee  Period  equal to the number of years  (rounded to the next  higher  number when  occurring  on other than an  anniversary  of the  beginning  of the  current  Guarantee  Period)
         remaining in your current Guarantee Period; and

         N is the number of months  (rounded to the next higher  number when  occurring on other than a monthly  anniversary  of the beginning of the current Guarantee Period) remaining to the end of your Guarantee Period.

         The formula that applies if amounts are surrendered pursuant to the right to return the Annuity is [(1+I)/(1+J)]N/12.

         Nonetheless, a full or partial surrender at the end of a Guarantee Period is not affected by the MVA.

         See Appendix B for illustrations of how the MVA works.

                                                      ACCESS TO ACCOUNT VALUE

SURRENDERS
You may request a full or partial surrender.  Your Annuity must accompany your surrender request.  Partial surrenders may only be made if:

         (a)      the Gross Surrender Value is at least $1,000; and

         (b)      the Gross  Surrender  Value  plus  $1,000  does not exceed the amount  payable if you  completely  surrender  your
                  Contract on that date.

The  amount  payable  to you is the Net  Surrender  Value.  The  method for  determining  the Net  Surrender  Value is shown in your
Contract,  and is  either  expressed  as a  percentage  of the  Gross  Surrender  Value  or as a  percentage  of the  premium  being liquidated.  Assuming that:

                  A =  the Gross Surrender Value;

                  B =  the surrender charge, if any, as of the date we receive the surrender request In Writing; and

                  C =  the market value adjustment described below as of the date we receive the surrender request In Writing;

         i.       if the surrender  charge is expressed as a percentage of the Gross Surrender  Value,  then the Net Surrender Value equals (A - B) X C;

         ii.      if the  surrender  charge is expressed as a percentage  of the premium  being  liquidated,  then the Net Surrender
                  Value equals (A X C) - B; and

         iii.     if there is no surrender charge, then the Net Surrender Value equals A X C.

These  securities  may be subject to a  substantial  surrender  charge  and/or  market value  adjustment if not held to the end of a guarantee  period,  which could result in your receipt of less than your premium.  You may avoid any applicable  surrender charge by holding your Contract  until the time  surrender  charges no longer  apply,  which will be shown in your  Contract.  No market value adjustment  applies to any surrender  occurring at the end of a Guarantee  Period,  and, where required by law, the 30 days prior to the end of the Guarantee  Period.  However,  any sales charges,  if applicable,  could also result in your receipt of less than your premium under certain circumstances (see "Sales Charge").

Where  permitted  by  law,  any  applicable  surrender  charge  is  waived  if a full  surrender  qualifies  under  our  rules  as a medically-related withdrawal (see "Medically-Related Withdrawals").

Under certain  circumstances,  some or all of the monies  surrendered may be considered as taxable income and may also be subject to certain penalty provisions of the Internal Revenue Code (see "Certain Tax Considerations").

MEDICALLY-RELATED WITHDRAWALS
Where  permitted by law, you may apply to surrender  your rights under your Contract for its Interim Value prior to the Annuity Date upon  occurrence  of a  "Contingency  Event".  The  Annuitant  must be alive as of the date we pay the  proceeds  of such  surrender request.  If the Owner is one or more natural  persons,  all such Owners must be alive at such time.  This waiver of any  applicable surrender  charge and market value  adjustment  is subject to our rules.  For contracts  issued  before May 1, 1996, a  "Contingency
Event" occurs if the Annuitant is:

         1.       First confined in a "Medical Care Facility"  while your Contract is in force and remains  confined for at least 90 days in a row; or
         2.       First diagnosed as having a Fatal Illness while your Contract is in force.

"Medical Care Facility" means any state licensed facility  providing  medically  necessary  in-patient care which is prescribed by a licensed  "Physician"  in writing and based on physical  limitations  which prohibit  daily living in a  non-institutional  setting.
"Fatal Illness" means a condition  diagnosed by a licensed  Physician which is expected to result in death within 2 years for 80% of the  diagnosed  cases.  "Physician"  means a person  other than you,  the  Annuitant  or a member of either your or the  Annuitant's families who is state  licensed to give medical care or treatment and is acting  within the scope of that  license.  We must receive satisfactory proof of the Annuitant's confinement or Fatal Illness In Writing.

Specific details and definitions of terms in relation to this benefit may differ in certain jurisdictions.

FREE WITHDRAWAL PRIVILEGE
Once each Contract Year after the first you may withdraw an amount  without any applicable  surrender  charge being  assessed.  This amount  equals the  "growth"  in the  Contract.  "Growth"  is defined as: (a) the  interest  credited to your  Contract in the prior
Contract Year,  plus (b) the interest  credited to your Contract in Contract  Years previous to the last,  subject to a market value adjustment,  provided that  immediately  after the withdrawal  (including any market value  adjustment) the remaining  Interim Value times the market value adjustment is at least equal to the  unliquidated  premium plus the value at the time credited of any amounts or due to premium  size.  Amounts  credited due to premium  size are not  considered  to be interest  only for purposes of this free withdrawal  privilege (see  "Additional  Amounts on Qualifying  Purchase  Payments").  Withdrawals of any type made prior to age 59 1/2 may be subject to 10% tax penalty (see "Penalty on Distributions").

QUALIFIED PLAN WITHDRAWAL LIMITATIONS
There are surrender or withdrawal  limitations  in relation to certain  retirement  plans for employees  which qualify under various sections of the Internal  Revenue Code of 1986, as amended (the  "Code").  These  limitations  do not affect  certain  roll-overs or exchanges  between  qualified plans.  Generally,  distribution of amounts  attributable to  contributions  made pursuant to a salary reduction  agreement (as defined in Code section  402(g)(3)(A)),  or attributable to transfers from a custodial  account (as defined in Code section  403(b)(7)),  is restricted to the employee's:  (a) separation from service;  (b) death;  (c) disability (as defined in Section  72(m)(7)  of the Code);  (d)  reaching  age 59 1/2; or (e)  hardship  (as defined  for  purposes of Code  Section  401(k)).
Hardship  withdrawals  are restricted to amounts  attributable  to salary  reduction  contributions,  and do not include  investment results.  In the case of tax sheltered  annuities,  these  limitations do not apply to certain salary reduction  contributions  made and investment  results earned prior to dates specified in the Code. In addition,  the limitation on hardship  withdrawals  does not apply to salary  reduction  contributions  made and investment  results earned prior to dates  specified in the Code which have been transferred  from  custodial  accounts.  Rollovers from the types of plans noted to an individual  retirement  account or individual retirement annuity are not subject to the limitations noted. Certain  distributions,  including rollovers,  that are not transferred directly  to the  trustee  of  another  qualified  plan,  the  custodian  of an  individual  retirement  account or the issuer of an individual  retirement  annuity  may be subject  to  automatic  20%  withholding  for  Federal  income  tax.  This may also  trigger withholding for state income taxes.

DEFERRAL OF PAYMENT
We may defer  payment of any partial or total  surrender  for the period  permitted by law. In no event may this deferral of payment exceed 6 months  from the date we receive  the request In Writing.  If we defer  payment for more than 30 days,  we pay  interest on the amount deferred in accordance with your Contract.

ANNUITY DATE
You may choose an Annuity  Date when you  purchase an Annuity or at a later date.  It must be the first day of the first month on or after the end of a Guarantee  Period.  It must also be after the third  Contract Year unless the  Annuitant has a  medically-related condition that would permit a  medically-related  withdrawal (see  "Medically-Related  Withdrawals").  It can be changed at any time but such  requests  must be received In Writing at our Office at least 30 days before the current  Annuity  Date.  In the absence of an election In Writing and where  permitted  by law:  (a) the Annuity Date is the start of the  Contract  Year first  following  the later of the  Annuitant's  85th  birthday  or the fifth  anniversary  of our  receipt at our Office of your  request to  purchase an
Annuity.  Your choice of Annuity Date may be limited in certain jurisdictions.

ANNUITY OPTIONS
You may select an annuity  option when you  purchase an Annuity,  or at a later date.  You may change this at any time up to 30 days before the Annuity Date by sending us a request In Writing.  In the absence of an election  from you,  payments  will  automatically commence on the Annuity Date under option 2, with 120 payments  certain.  The amount to be applied is the value of your  Contract on the Annuity Date.  Annuity options in addition to those shown are available with our consent.

You may elect to have any amount of the proceeds due to the Beneficiary  applied under any of the options  described  below.  Except where a lower amount is required by law, the minimum monthly annuity payment is $50.

If you have not made an election prior to proceeds  becoming due, the  Beneficiary  may elect to receive the death benefit under one of the annuity options.  However, if you made an election, the Beneficiary may not alter such election.

Option 1
--------
Life  Annuity:  This annuity is payable  monthly  during the lifetime of the payee,  terminating  with the last payment due prior to the death of the payee.  Since no minimum  number of  payments  is  guaranteed,  this  option  offers the  maximum  level of monthly payments of the annuity  options.  It is possible  that the payee could  receive  only one payment if he or she died before the date the second payment was due, and no others payments nor death benefits would be payable.

Option 2
--------
Life Annuity with 120, 180, or 240 Monthly Payments Certain:
This annuity  provides  monthly  income to the payee for a fixed  period of 120,  180, or 240 months,  as selected,  and for as long thereafter  as the payee lives.  Should the payee die before the end of the fixed  period,  the  remaining  payments are paid to the
Beneficiary to the end of such period.

Option 3
--------
Payments Based on Joint Lives:
Under this option,  income is payable  monthly  during the joint  lifetime of two key lives,  and  thereafter  during the  remaining lifetime  of the  survivor,  ceasing  with the last  payment  prior to the  survivor's  death.  No  minimum  number of  payments  is guaranteed  under this option.  It is possible  that only one payment  will be payable if the death of all key lives  occurs  before the date the second payment was due, and no other payments nor death benefits would be payable.

Option 4
--------
Payments for a Designated Period:
This annuity provides an amount payable for a specified number of years.  The number of years is subject to our then current rules.

Should the payee die before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  to the end of such period.  Note that under this option, payments are not based on how long we expect Annuitants to live.

The monthly  payment varies  according to the annuity option you select.  The monthly payment is determined by multiplying the value of your  Contract on the Annuity Date  (expressed  in thousands  of dollars)  less any amount then  assessed for premium tax, by the amount of the first monthly  payment per $1,000  obtained from our annuity  rates.  These rates will not be less than those provided in the tables included in the Contract.  These tables are derived from the 1983a  Individual  Annuity  Mortality Table with ages set back one year for males and two years for  females  and with an assumed  interest  rate of 4% per annum.  Where  required  by law or regulation,  such annuity  tables will have rates that do not differ  according to the gender of the key life.  Otherwise  the rates will differ according to the gender of the key life.

Annuity payments will be made on the first day of each month once payments begin.

                                                           DEATH BENEFIT

On the Contracts we offer as of the date of this Prospectus,  "death" means either your death, or the Annuitant's  death if there is no Contingent  Annuitant.  The amount payable on death prior to the Annuity Date and before the Contract  anniversary  following the earlier of your or the  Annuitant's  85th  birthday  is the  greater of (1) the  Interim  Value of your  Contract  as of the date we receive due proof of death,  or (2) the premium  allocated to your Contract less the sum of all prior Gross  Surrender  Values.  The amount of the death  benefit at any later date prior to the Annuity  Date is the Interim  Value as of the date we receive "due proof of death". The following  constitutes "due proof of death":  (a)(i) a certified copy of a death  certificate,  (ii) a certified copy of a decree of a court of competent  jurisdiction as to the finding of death,  or (iii) any other proof  satisfactory to us; (b) all representations  we require or which are mandated by applicable  law or regulation in relation to the death claim and the payment of death  proceeds;  and (c) any  applicable  election of the mode of payment of the death benefit,  if not  previously  elected by the
Participant.  The amount of the death  benefit is reduced by any annuity  payments  made prior to the date we receive In Writing due
"proof of death".

We may offer  contracts  that pay the  death  benefit  upon the death of:  (a) the  Participant  when the  Participant  is a natural person;  and (b) the Annuitant  (unless a Contingent  Annuitant was  previously  designated)  when the  Participant is not a natural person (such as a trustee).  In such  Contracts the death benefit  would be payable if the death  occurred  before the 85th birthday of the applicable decedent.

In the absence of your election In Writing prior to proceeds  becoming due, the  Beneficiary  may elect to receive the death benefit under one of the annuity  options.  However,  if you made an election,  the Beneficiary  may not modify such election.  In the event of your death,  the benefit must be  distributed  within:  (a) five years of the date of death;  or (b) over a period not  extending beyond the life expectancy of the Beneficiary or over the life of the  Beneficiary.  Distribution  after your death to be paid under
(b) above must commence within one year of the date of death.

If the Annuitant  dies before the Annuity Date,  the Contingent  Annuitant  will become the  Annuitant.  However,  if the Contingent
Annuitant  predeceased  the Annuitant or there is no Contingent  Annuitant  designation,  the death benefit  becomes  payable to the
Beneficiary.

The  death of the first of any joint  Participant  is deemed  the death of the  Participant  for  determining  payment  of the death benefit.

If the  Beneficiary  is your spouse and your death  occurs prior to the Annuity Date and the  Annuitant or  Contingent  Annuitant is
living,  then in lieu of  receiving  the death  benefit,  your spouse may elect to be treated as the  Participant  and  continue the
Annuity at its current Account Value,  subject to its terms and  conditions.  A  Participant's  spouse may only assume  ownership of the Annuity if such spouse is designated as the sole primary Beneficiary.

                                                         TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment is allowed as a deduction by the beneficiary in the tax year of such death.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract
(Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a Section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity.  If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:
First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);
Then, from any remaining "income on the contract"; and
Lastly, from the  amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14,
1982, such amounts are not included in taxable income.  Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty.  In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation of any gains in the  contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS  reserved  the right to treat  transactions it considers  abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions  may be  considered  abusive.  For example,  we do not know how the IRS may view early  withdrawals  or  annuitizations after a partial exchange.  As of the date of this Prospectus,  we continue to report partial  surrenders of non-qualified  annuities as subject to current  taxation to the extent of any gain.  However,  we may change our  reporting  procedures  to treat  certain of these  transactions  as partial  1035  exchanges.  Should we do so, we reserve the right to report  transactions  that may have been designed to receive  partial 1035 exchange  treatment as partial  surrenders  subject to current  taxation if we, as a reporting and withholding agent, believe that we would be expected to deem a transaction to be abusive.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment under Section 1035 of the Code. In addition,  please be cautioned that no specific guidance has been provided as to the impact of such a transaction for the remaining life insurance  policy,  particulary as to the subsequent  methods to be used to test for  compliance  under the Code for both the  definition  of life  insurance  and the  definition  of a  modified endowment contract.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries of the types of  tax-qualified  retirement  plans with which we may issue an Annuity.  These summaries  provide general  information about the tax rules and are not intended to be complete  discussions.  The tax rules regarding  qualified  plans are complex.  These rules may include  limitations on contributions and restrictions on distributions,  including  additional  taxation of distributions and  additional  penalties.  The terms and  conditions  of the  tax-qualified  retirement  plan may  impose  other  limitations  and restrictions  that are in addition to the terms of the Annuity.  The  application  of these rules  depends on  individual  facts and circumstances.  Before  purchasing an Annuity for use in a qualified  plan, you should obtain  competent tax advice,  both as to the tax treatment and suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

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Under a TSA, you may be prohibited from taking distributions from the contract attributable to contributions made pursuant to a salary reduction agreement unless the distribution is made:
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|X|      After the participating employee attains age 59 1/2;
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|X|      Upon separation from service, death or disability; or
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|X|      In the case of financial hardship (subject to restrictions).
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Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts.  The Code limits contributions and distributions, and imposes eligibility requirements as well.  Contributions are not taxable to employees until distributed from the plan.  However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Programs or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA").  IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence.  Further, an Annuity may be  established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA".  Contributions to a Roth IRA are not tax deductible.  However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made
(a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations.  Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions.  It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs.  Employer
contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released proposed  Treasury  regulations  containing new Minimum  Distribution  rules.  Under the new rules, the Minimum
Distribution  amount  will be lower  for the vast  majority  of  individuals.  The new  rules are  available,  at the  option of the individual,  for  Minimum  Distributions  required  in the year 2001.  For Minimum  Distributions  required in 2002 and beyond,  the individual must utilize the new Minimum Distribution rules.

Under existing  Minimum  Distribution  rules,  the  participant's  entire  interest must be distributed  beginning no later than the required  beginning date over a period which may not extend beyond a maximum of the life or life  expectancy of the  participant (or the life  expectancies  of the owner and a  designated  beneficiary).  Each  annual  distribution  must  equal or exceed a  "minimum distribution  amount" which is determined by dividing the account value by the applicable  life expectancy or pursuant to an annuity payout.  If the account  balance is used,  it generally is based upon the Account  Value as of the close of business on the last day of the previous calendar year.

If the  participant  dies before  reaching his or her  "required  beginning  date",  his or her entire  interest  must  generally be distributed  within five (5) years of death.  However,  this rule will be deemed satisfied if  distributions  begin before the close of the calendar year following death to a designated  beneficiary (or over a period not extending  beyond the life expectancy of the beneficiary).  If the Beneficiary is the individual's surviving spouse,  distributions may be delayed until the deceased owner would have  attained  age 701/2. A  surviving  spouse  would  also have the  option to assume the IRA as his or her own if he or she is the sole designated  beneficiary.  If a participant dies after reaching his or her required  beginning date or after  distributions have commenced,  the  individual's  interest must  generally be distributed  at least as rapidly as under the method of  distribution  in effect at the time of the individual's death.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the  participant  and the spouse.  In addition,  the designated  beneficiary  under the new rules  is not  determined  until  December  31 of the year  following  the  year of the  participant's  death.  In most  cases,  the beneficiary  may be  changed  during  the  participant's  lifetime  with no  affect on the  Minimum  Distributions.  At  death,  the designated  Beneficiary  may take  Minimum  Distributions  over  his/her  life  expectancy  or in a lump sum.  In the  absence  of a designated beneficiary, the beneficiary may take a lump sum or distributions over five (5) years.

It is  important  to note that the new  Minimum  Distribution  rules may not apply to certain  qualified  retirement  plans (at this time), but currently generally apply to IRA's and 403(b)'s.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the diversification  requirements for variable annuity contracts.  We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as Minimum Distributions;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity before annuity  payments have begun are treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal  estate or gift tax rules.  There is an aggregate $1 million  exemption  from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

                                                        GENERAL INFORMATION

REPORTS TO YOU
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity  affecting your Annuity during the calendar quarter.  You may request  additional  reports.  We reserve the right to charge up to $50 for each such additional  report.  Instead of immediately  confirming  transactions made pursuant to some type of periodic transfer  program (such as a dollar cost averaging  program) or a periodic  Purchase  Payment  program,  such as a salary  reduction arrangement,  we may confirm such  transactions  in quarterly  statements.  You should review the  information  in these  statements carefully.

All errors or  corrections  must be reported to us at our Office as soon as possible to assure  proper  accounting  to your Annuity.
For transactions  that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the  confirmation.  For transactions  that are only confirmed on the quarterly  statement,  we assume all  transactions  are  accurate  unless  you  notify us  within 10 days from the date you  receive  the  quarterly  statement.  All transactions  confirmed  immediately or by quarterly  statement are deemed  conclusive  after the  applicable 10 day period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available  electronically  through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states and the District of Columbia.  American Skandia is a wholly-owned  subsidiary of American  Skandia,  Inc., whose  ultimate  parent  is  Skandia  Insurance  Company  Ltd.,  a  Swedish  company.  American  Skandia  markets  its  products  to broker-dealers  and financial  planners  through an internal field marketing  staff. In addition,  American  Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC; (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC;  (c) certain  group variable  annuities  that are exempt from  registration  with the SEC that serve as funding  vehicles for various types of qualified pension and profit sharing plans;  (d) a single premium  variable life insurance  policy that is registered  with the SEC; and (e) a flexible premium life insurance policy that is registered with the SEC.

Separate Account D
Our  investments  are  subject  to the  requirements  of  applicable  state  laws.  Such laws  address  the  nature  and  quality of investments,  as well as the  percentage of our assets which we may commit to a particular  type of  investment.  Subject to certain limitations  and  qualifications,  such laws generally  permit  investment in federal,  state and municipal  obligations,  corporate bonds, preferred and common stock, real estate mortgages, real estate and certain other investments.

Assets  supporting the Annuities are accounted for in one or more non-unitized  separate  accounts  established by us under the laws of the State of  Connecticut.  Such separate  accounts may contain  assets from various  types of annuities we offer,  the assets of which are permitted to be held in such accounts  under  applicable law and  regulation.  Neither you nor the owner of any underlying group Annuity  participate in the performance of the assets through any unit values in such a non-unitized  separate account.  There are no discrete  units for such a separate  account.  Contracts do not  represent  units of  ownership  of assets  belonging to this separate account.

We own the assets in each  separate  account.  The assets  accrue solely to our benefit.  Neither you nor any group  Contract  owner participate in the investment gain or loss from assets  belonging to such separate  account(s).  Such gain or loss accrues solely to
us.

We  believe  that the  assets  equal to the  reserve  and other  liabilities  of such  separate  accounts  are not  chargeable  with liabilities  arising from our other business if so stated in our annuity contract and certificate  forms. We have obtained  approval in each jurisdiction in which our annuities are available for sale of language stating that:

                  (A)      Income,  gains and losses,  whether or not realized,  from assets  allocated to any such separate account are credited to or charged  against such separate  account  without regard to our other income,  gains or losses;

                  (B)      Assets equal to the reserves and other  liabilities  of such separate  accounts are not  chargeable  with liabilities  that arise from any business we conduct  other than from the  operation of the  Annuities or other annuities which are supported by such separate accounts; and

                  (C)      We have the right to transfer to our general  account any assets of such  separate  account  which are in excess of such reserves and other liabilities.

All benefits  attributable  to Contracts and  interests  purchased in the group  contracts  are contract  guarantees we make and are accounted for in the separate  account(s).  However,  all of our general account assets are available to meet our obligations  under the Contracts.

ADMINISTRATION OF TRANSACTIONS
In administering  transactions,  we may require presentation of proper  identification  prior to processing,  including the use of a personal  identification  number ("PIN") issued by us, prior to accepting any  instruction by telephone or other  electronic  means.
We forward your PIN to you shortly after your Annuity is issued.  To the extent  permitted by law or  regulation,  neither we or any person  authorized by us will be responsible for any claim,  loss,  liability or expense in connection with a switch to an alternate
Guarantee  Period or any other  transaction  for which we accept  instructions  by  telephone  if we or such other  person  acted on telephone  instructions  in good faith in reliance on your  telephone  instruction  authorization  and on  reasonable  procedures to identify  persons so  authorized  through  verification  methods  which may include a request  for your Social  Security or tax I.D.
number or a personal  identification  number (PIN) as issued by us. We may be liable for losses due to  unauthorized  or  fraudulent instructions should we not follow such reasonable procedures.

AGE LIMITS
Both you and the Annuitant, if you are not the Annuitant, must be less than 85 years of age on the Contract Date.

ASSIGNMENTS OR PLEDGES
Generally,  your  rights in a Contract  may be  assigned  or pledged  for loans at any time.  However,  these  rights may be limited depending on your use of the Annuity.  The assignment  and/or loan proceeds may be subject to income taxes and certain penalty taxes
(see "Certain Tax  Considerations").  You may assign your rights to another  person at any time,  during the  Annuitant's  lifetime.
You must give us a copy of the  assignment  In  Writing.  An  assignment  is  subject  to our  acceptance.  Prior to receipt of this notice,  we will not be deemed to know of or be obligated  under the  assignment  prior to our receipt and  acceptance  thereof.  We assume no responsibility for the validity or sufficiency of any assignment.

MISSTATEMENT OF AGE OR SEX
If the age and/or sex of the Annuitant has been misstated,  we make  adjustments to conform to the facts.  Any  underpayments  by us will be remedied on the next payment  following  correction.  Any  overpayments by us will be charged against future amounts payable by us under your annuity.

CONTRACT MODIFICATION
We reserve the right to make changes that are  necessary to maintain the tax status of the Annuity  under the Internal  Revenue Code and/or make changes  required by any change in other Federal or state laws relating to  retirement  annuities or annuity  contracts.
Where required by law or regulation, approval of the contract owner will be obtained prior to any such change.

INVESTMENT MANAGEMENT
We have the sole  discretion to employ  investment  managers that we believe are qualified,  experienced and reputable to manage the assets  supporting the Guaranteed  Maturity  Annuity  including,  but not limited to, J. P. Morgan  Investment  Management Inc. Each manager is responsible for investment  management of different portions of a separate account  supporting one or more Contracts.  We are under no obligation to employ or continue to employ any investment manager(s).

CURRENT INVESTMENT GUIDELINES
Some of the guidelines of our current  investment  strategy are outlined below.  However,  we are not obligated to invest  according to this or any other strategy except as may be required by Connecticut and other state insurance laws.

Our current  guidelines for the portfolio of investments in any non-unitized  separate  account include,  but are not limited to the following:

1. Investments may be made in cash; debt securities  issued by the United States  Government or its agencies and  instrumentalities;
money market instruments;  short,  intermediate and long-term corporate obligations;  private placements;  asset-backed obligations;
and municipal bonds.

2. At the time of purchase,  fixed income  securities  will be in one of the top four generic  lettered  rating  classifications  as established by a nationally  recognized  statistical  rating  Organization  ("NRSRO") such as Standard & Poor's or Moody's  Investor
Services,  Inc. or any Should a fixed income  security  fall below one of these top four  generic  lettered  rating  classifications subsequent to purchase, we may or may not sell such security.  We may change these guidelines at any time.

DISTRIBUTION
American Skandia Marketing,  Incorporated,  a wholly-owned  subsidiary of American Skandia,  Inc., acts as the principal underwriter of the Annuities.  ASM, Inc.'s  principal  business  address is One Corporate  Drive,  Shelton,  Connecticut  06484.  ASM, Inc. is a
member of the National Association of Securities Dealers, Inc. ("NASD").

ASM, Inc. will enter into distribution  agreements with certain  broker-dealers  registered under the Securities and Exchange Act of
1934 or with  entities  which may otherwise  offer the Annuities  that are exempt from such  registration.  Under such  distribution agreements such  broker-dealers  or entities may offer Annuities to persons who have  established an account with the  broker-dealer or the entity.  In addition,  ASM, Inc. may solicit other  eligible  groups and certain  individuals.  The maximum  concession to be paid on premiums  received is 6.0%. We reserve the right to provide  higher levels of  compensation  for the sale of Contracts  when
Participants select initial Guarantee Periods with longer durations than we pay in relation to shorter initial Guarantee Periods.

As of the date of this  Prospectus,  we were promoting the sale of our products and  solicitation of additional  purchase  payments, where applicable, for our products,  including contracts offered pursuant to this Prospectus,  through a program of non-cash rewards to registered representatives of participating broker-dealers.  We may withdraw or alter this promotion at any time.

LEGAL EXPERTS
The General Counsel of American  Skandia Life Assurance  Corporation has passed on on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  neither we nor ASM,  Inc.  were involved in any  litigation  outside of the ordinary  course of business, and know of no material claims.

EXPERTS
The  consolidated  financial  statements of American  Skandia Life Assurance  Corporation at December 31, 1999 and 1998, and for the
years then ended,  appearing in this  Prospectus  and  Registration  Statement  have been audited by Ernst & Young LLP,  independent auditors,  as set forth in their report thereon  appearing  elsewhere  herein,  which is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities  Act of 1933 may be permitted to directors,  officers or persons  controlling the registrant  pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the  Securities  and Exchange  Commission  such  indemnification  is against  public policy as expressed in the Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2000  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-752-6342  or our automated  telephone  access and response  system  (STARS) at
       1-800-766-4530
|X|      writing to us at American Skandia Life Assurance  Corporation,  Attention:  Customer  Service,  P.O. Box 7038,  Bridgeport,
       Connecticut 06601-7038
|X|      sending an email to customerservice@americanskandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You  can  obtain   account   information   through  our   automated   telephone   access  and   response   system   (STARS)  and  at
www.americanskandia.com,  our Internet  Website.  Our Customer Service  representatives  are also available during business hours to provide you with  information  about your  account.  You can request  certain  transactions  through our  telephone  voice  response system,  our  Internet  Website or through a customer  service  representative.  You can provide  authorization  for a third  party, including  your  attorney-in-fact  acting  pursuant  to a power of  attorney or a  financial  professional,  to access your  account information  and perform  certain  transactions  on your account.  You will need to complete a form provided by us which  identifies those  transactions  that you wish to authorize via telephonic and electronic  means and whether you wish to authorize a third party to perform any such  transactions.  We require that you or your  representative  provide  proper  identification  before  performing transactions  over the  telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your Annuity or you may  establish or change your PIN through our automated  telephone  access and response  system (STARS) and at  www.americanskandia.com,  our Internet  Website.  Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American  Skandia does not guarantee access to telephonic and electronic  information or that we will be able to accept  transaction instructions  via the  telephone  or  electronic  means at all times.  American  Skandia  reserves  the right to limit,  restrict or terminate telephonic and electronic transaction privileges at any time.

EXECUTIVE OFFICERS AND DIRECTORS
Our executive officers,  directors and certain significant  employees,  their ages, positions with us and principal  occupations are indicated  below.  The  immediately  preceding  work  experience  is provided for officers  that have not been  employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation
---                                                           --------------------------                        --------------------

Patricia J. Abram                                             Senior Vice President                           Senior Vice President:
49                                                            and Director (since September, 2000)                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Abram joined us in 1998.  She  previously  held the  position of Senior Vice  President,  Chief  Marketing  Officer with Mutual
Service Corporation.  Ms. Abram was employed there since 1982.

Lori Allen                                                    Vice President                                         Vice President:
31                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Robert M. Arena                                               Vice President                                         Vice President:
32                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Gordon C. Boronow                                             Deputy Chief Executive Officer         Deputy Chief Executive Officer:
48                                                            and Director (since July, 1991)                  American Skandia Life
                                                                                                               Assurance Corporation

Robert W. Brinkman                                            Senior Vice President                           Senior Vice President:
36                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
45                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Carl Cavaliere                                                Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cavaliere joined us in 1998.  He previously held the position of Director of Operations with Aetna, Inc. since 1989.

Y.K. Chan                                                     Senior Vice President                            Senior Vice President
43                                                            and Director (since September, 2000)    and Chief Information Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Mr. Chan joined us in 1999. He  previously  held the position of Chief  Information  Officer with E.M.  Warburg  Pincus from January
1995 until April 1999 and the position of Vice President,  Client Server  Application  Development  with Scudder,  Stevens and Clark from January 1991 until January 1995.

Lucinda C. Ciccarello                                         Vice President                                         Vice President:
42                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Ciccarello  joined us in 1997.  She  previously  held the position of Assistant Vice President with Phoenix Duff & Phelps since
1984.

Lincoln R. Collins                                            Senior Vice President                           Senior Vice President:
40                                                            Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Tim Cronin                                                    Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cronin joined us in 1998.  He previously  held the position of  Manager/Client  Investor with Columbia  Circle  Investors  since
1995.

Harold Darak                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Darak joined us in 1999.  He  previously  held the position of  Consultant/Senior  Manager with Deloitte & Touche since 1998 and the positions of Second Vice President with The Guardian since 1996 and The Travelers from October, 1982 until December, 1995.

Wade A. Dokken                                                President and Chief Executive Officer                    President and
41                                                            and Chairman of the Board                     Chief Executive Officer:
                                                                                                              American Skandia, Inc.

Elaine C. Forsyth                                             Vice President                                         Vice President:
39                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Larisa Gromyko                                                Director, Insurance Compliance         Director, Insurance Compliance:
54                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Maureen Gulick                                                Director, Business Operations           Director, Business Operations:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ian Kennedy                                                   Senior Vice President                           Senior Vice President:
53                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mr. Ian Kennedy  joined us in 1998. He previously was  self-employed  since 1996 and held the position of Vice  President,  Customer
Service with SunLife of Canada from September, 1968 to August, 1995.

N. David Kuperstock                                           Vice President                                         Vice President:
49                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Robert K. Leach                                               Vice President and                                     Vice President,
46                                                            Chief Actuary                                           Chief Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Robert K. Leach joined us in 2000.  He  previously  was employed in the U.S.  Retirement  Products and Services  Division of Sun
Life of Canada and held the position of Vice President, Finance and Product.

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
48                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
46                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Senior Vice President,                          Senior Vice President,
39                                                            Treasurer and                                            Treasurer and
                                                              Corporate Controller                             Corporate Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Michael A. Murray                                             Senior Vice President                           Senior Vice President:
32                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Polly Rae                                                     Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Rebecca Ray                                                   Vice President                                  Senior Vice President:
45                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Ms. Ray joined us in 1999.  She  previously  held the position of First Vice President  with  Prudential  Securities  since 1997 and
Vice President with Merrill Lynch since 1995.

Rodney D. Runestad                                            Vice President                                         Vice President:
51                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Hayward L. Sawyer                                             Senior Vice President                           Senior Vice President:
56                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Lisa Shambelan                                                Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Karen Stockla                                                 Vice President                                         Vice President:
34                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ms.  Stockla  joined us in 1998.  She  previously  held the position of Manager,  Application  Development  with Citizens  Utilities
Company since 1996 and HRIS Tech Support Representative with Yale New Haven Hospital since 1993.

William H. Strong                                             Vice President                                         Vice President:
57                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Strong joined us in 1997. He previously  held the position of Vice President with American  Financial  Systems from June 1994 to
October 1997 and the position of Actuary with Connecticut Mutual Life from June 1965 to June 1994.

Guy Sullivan                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Sullivan  joined us in 2000. He previously  held the positions of Managing  Director,  Wholesale  Distribution  with  Allmerica
Financial Services since 1999 and Managing Director and Member of the Executive Committee with Putnam Investments since 1995.

Leslie S. Sutherland                                          Vice President                                         Vice President:
47                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Amanda C. Sutyak                                              Vice President                                         Vice President:
43                                                            Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Christian W. Thwaites                                         Senior Vice President                           Senior Vice President:
43                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mary Toumpas                                                  Vice President                                      Vice President and
49                                                                                                              Compliance Director:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Toumpas joined us in 1997. She  previously  held the position of Assistant  Vice  President  with Chubb  Life/Chubb  Securities since 1973.

Bayard F. Tracy                                               Senior Vice President and                       Senior Vice President:
53                                                            Director (since September, 1994)                      American Skandia
                                                                                                             Marketing, Incorporated

Deborah G. Ullman                                             Senior Vice President                           Senior Vice President:
46                                                            and Director (since September, 2000)             American Skandia Life
                                                                                                               Assurance Corporation

Ms. Ullman joined us in 1998.  She previously held the position of Vice President with Aetna, Inc. since 1977.

Jeffrey M. Ulness                                             Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Kirk Wickman                                                  General Counsel                                       General Counsel:
44                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Wickman joined us in 2001. He previously  held the position of Senior Vice  President and General  Counsel with Aetna  Financial
Services since 1992.

Brett M. Winson                                               Senior Vice President and                       Senior Vice President:
45                                                            Director (since March 2000)                     American Skandia, Inc.

Mr. Winson joined us in 1998.  He previously held the position of Senior Vice President with Sakura Bank, Ltd. since 1990.

                                                                 31
FINANCIAL STATEMENTS
The consolidated  financial  statements  which follow in Appendix A are those of American  Skandia Life Assurance  Corporation as of
December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000.

                                                             APPENDIXES

                         APPENDIX A Financial INFORMATION about American Skandia Life Assurance Corporation

                                         APPENDIX B ILLUSTRATION OF MARKET VALUE ADJUSTMENT

                                           APPENDIX C ILLUSTRATION OF INTEREST CREDITING

                                               APPENDIX A FINANCIAL INFORMATION ABOUT
                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(in thousands)                                                            For the Year Ended December 31,
                                                         2000           1999           1998            1997           1996
                                                         ----           ----           ----            ----           ----
STATEMENT OF OPERATIONS DATA
----------------------------

Revenues:
Annuity and life insurance charges and fees*         $424,578        $289,989         $186,211       $121,158        $69,780

Fee income
                                                     130,610           83,243           50,839         27,593         16,420
Net investment income
                                                      11,656           10,441           11,130          8,181          1,586
Premium income and other revenues
                                                       4,778            3,688            1,360          1,082            265
                                                       -----            -----            -----          -----            ---

Total revenues                                     $ 571,622        $ 387,361        $ 249,540       $ 158,014      $ 88,051
                                                      ======        =========          =======        =========    ============

Benefits and Expenses:
Annuity and life insurance benefits                   $  751            $ 612            $ 558        $  2,033        $  613

Change in annuity and life insurance                  45,018            3,078            1,053              37           635
   policy reserves

Cost of minimum death benefit reinsurance                  -            2,945            5,144           4,545         2,867

Return credited to contractowners
                                                       9,046           (1,639)          (8,930)         (2,018)          673
Underwriting, acquisition and other insurance
   expenses
                                                     335,213          206,350          167,790          90,496        49,887

Interest expense                                      85,998           69,502           41,004          24,895        10,791
                                                     ---------     ---------       ---------      ---------       ------------

Total benefits and expenses                        $ 476,026    $     280,848    $     206,619   $     119,988   $    65,466
                                                     ======        =============   =============  =============   ===========

Income tax expense (benefit)                       $  30,779    $      30,344    $       8,154   $      10,478   $    (4,038)
                                                     ========      ==============  ==========     ==============  =

Net income                                         $  64,817    $      76,169    $      34,767   $      27,548   $    26,623
                                                     ========      ========        ========       ==============  ===========

STATEMENT OF FINANCIAL CONDITION DATA
-------------------------------------

Total Assets                                         $31,702,705   $30,881,579     $18,848,273    $12,894,290     $8,268,696
                                                     ===========   ===========     ===========    ===========     ==========

Future fees payable to parent                        $   934,410   $   576,034     $   368,978    $   233,034     $   47,112
                                                     ======        =============   =============  =============   ============

Surplus Notes                                        $  159,000    $   179,000     $   193,000    $   213,000     $  213,000
                                                     ==========     =============   ==========      =============   ===========

Shareholder's Equity                                 $  496,911    $   359,434     $   250,417    $   184,421     $   126,345
                                                     ======        =============   ======         =============   ===========

*    On annuity and life insurance  sales of $8,216,167,  $6,862,968,  $4,159,662,  $3,697,990,  and $2,795,114  during the years ended December 31, 2000, 1999, 1998, 1997, and 1996,  respectively,  with contractowner  assets under management of $29,751,822,  $29,396,693,  $17,854,761,  $12,119,191, and $7,764,891 as of December 31, 2000, 1999, 1998, 1997 and
     1996, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations  should be read in  conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Management's  Discussion and Analysis of Financial Condition and Results of Operations  contains certain  forward-looking statements  pursuant to the Private  Securities  Litigation  Reform Act of 1995.  These  forward-looking  statements  are based on estimates and assumptions  that involve certain risks and  uncertainties,  therefore actual results could differ materially  due to factors not  currently  known.  These factors  include  significant  changes in financial  markets and other economic and business conditions, state and federal legislation and regulation, ownership and competition.

 Results of Operations
 ---------------------

 Annuity and life  insurance  sales  increased 20% in 2000 to  $8,216,167,000  as compared to 65% in 1999.  Overall sales growth in 2000 was driven by  significant  sales  volume in the first  quarter of 2000 due to the  strong  equity  market performance.  However,  the decline in the equity markets during the remainder of the year  negatively  impacted sales as the first quarter growth rate was not sustained.  The Company  continues to focus on increasing sales through  innovative product  development  activities,  the  recruitment  and retention of top producers,  high quality  customer  service and improvements in web-based technology.  All three major distribution channels achieved sales growth in 2000.

 Average assets under management totaled  $31,413,809,000 in 2000 and  $21,984,759,000 in 1999,  representing an increase of 43%. As a result of the growth in sales and average assets under  management,  annuity and life insurance  charges and fees  increased 46% in 2000 and 56% in 1999.  Fee income  generated  from transfer  agency-type  and  investment  support activities increased 57% in 2000 and 64% in 1999.

Net  investment  income  increased 12% in 2000  compared to 1999 and decreased 6% in 1999 compared to 1998.  The increase in 2000 is primarily due to a higher level of  investments,  partially  offset by $6,939,000 of  amortization of premiums paid on derivative  instruments.  The decrease in 1999 was primarily  the result of  $1,036,000  of  amortization  of the premium paid on a derivative  instrument  purchased  during 1999. See Note 2D to the  consolidated  financial  statements for information  related to derivative  instruments  used to hedge the guaranteed  minimum death benefit ("GMDB") reserve fluctuations.  Excluding the derivative  amortization,  net investment  income  increased 62% in 2000 and increased 3% in
1999 as a result of increased bond holdings that support the Company's risk-based capital objectives.

 Premium income  represents  premiums  earned on the sale of ancillary  contracts  such as immediate  annuities with life contingencies,  supplementary  contracts with life contingencies and certain life insurance products.  Increased sales of these  products led to an increase in premium  income in 2000.  The increase in 2000 and 1999 was primarily due to higher sales of  supplementary  contracts.  Management  expects  supplementary  contracts to grow over time with the maturing of core business lines.

Net  realized  investment  losses  totaled  $688,000 in 2000,  compared to gains of $578,000 in 1999 and $99,000 in 1998.
The  change  from  1999 to 2000 is  primarily  due to  realized  losses  on sales of  securities  in the  fixed  maturity portfolio.  These losses were  partially  offset by realized  gains on sales of fixed  maturities  and mutual funds.  The increase in realized gains in 1999 compared to 1998 is due to higher gains on sales of mutual fund investments.

 The change in annuity policy reserves  includes changes in reserves related to annuity contracts with mortality risks as well as the Company's GMDB liability.  In 2000,  equity markets  declined and the underlying  fund  performance was lower than the prior year. In contrast,  the equity markets and  underlying  fund  performance  were up  significantly  in 1999 compared to 1998.  The  combination  of these events  resulted in an increase in GMDB  reserves of  $39,866,000  in 2000.
This compares to an increase in GMDB reserves of $2,323,000 in 1999.

 In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation of the hedge strategies  utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the
GMDB  liability.  The  reinsurance  was  terminated  during the second  quarter of 1999 as the  reinsurer had exited this market.

 Return credited to contractowners  consists of revenues on the variable and market value adjusted annuities and variable life  insurance,  offset by the benefit  payments  and  changes in  reserves  required  on this  business.  Market  value adjusted  annuity  activity has the largest  impact on this benefit.  In 2000 and 1999, the Separate  Account  investment returns on the market  value  adjusted  annuities  were less than the expected  returns as  calculated  in the  reserves, contributing to the significant  increase in the return credited to contractholders  benefit.  In addition,  this benefit increased as a result of the  amortization  of unearned  Performance  Advantage  target value  credits,  which  increased
$6,826,000  in 2000 over  1999.  Other  significant  contributors  to the  change  from 1999 to 2000  include  guaranteed minimum death benefit  payments on variable  annuities which were driven up due to the market declines in 2000 as well as increased  costs  associated with processing of backdated  financial  transactions.  These increased costs were partially offset by a 2000 experience refund on certain reinsurance treaties in the amount of $4,339,000.

 Underwriting, acquisition and other insurance expenses for 2000, 1999 and 1998 were as follows:

                     (in thousands)                                  2000                 1999                1998
                                                                     ----                 ----                ----

   Commissions and purchase credits                              $ 393,494            $ 358,279           $ 201,008

   General operating expenses                                      252,206              214,269             141,586

   Acquisition costs deferred during the year                     (495,103)            (450,059)           (261,432)
   Acquisition costs amortized during the year                     184,616               83,861              86,628
                                                                   -------   -           ------   -          ------

   Net capitalization of deferred acquisition costs               (310,487)            (366,198)           (174,804)
                                                       -          ---------            ---------           ---------

   Underwriting, acquisition and other
        insurance expenses                                       $ 335,213            $ 206,350           $ 167,790
                                                                 =========            =========           =========

 Underwriting,  acquisition  and  other  insurance  expenses  increased  62%  and  23% in 2000  and  1999,  respectively.
 Increased  commissions  and  purchase  credits  reflect  the  increase  in sales  in both  2000  and  1999.  Significant investments  in new  product  development  and  internet-based  technology  contributed  to  general  operating  expense increases in both 2000 and 1999. The  amortization  of acquisition  costs  increased  substantially  in 2000 compared to
 1999 as the  associated  costs  from  record  sales in late  1999 and early  2000 were  recognized  in  accordance  with accounting principles generally accepted in the United States profit and expense recognition models.

 Interest expense increased  $16,496,000 in 2000 and $28,498,000 in 1999 as a result of additional  securitized financing transactions,  which  consist  of  the  transfer  of  rights  to  receive  future  fees  to the  Parent  ("securitization transactions").  In  addition,  the  Company  retired  surplus  notes on  December  10,  2000 and  December  31,  1999 of
$20,000,000  and  $14,000,000,  respectively.  Surplus  notes  outstanding  as of  December  31,  2000 and  1999  totaled
$159,000,000 and $179,000,000, respectively.

 The  effective  income  tax  rates  for the  years  ended  December  31,  2000,  1999 and 1998  were  32%,  28% and 19%, respectively.  The effective  rate is lower than the corporate  rate of 35% due to permanent  differences,  with the most significant item being the dividend  received  deduction.  Management  believes that based on the taxable income produced in the past two years,  as well as the continued  growth in annuity sales,  the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

 The  Company  generated  net income  after tax of  $64,817,000,  $76,169,000  and  $34,767,000  in 2000,  1999 and 1998,
respectively.  Revenue  increases in 2000 were more than offset by higher  benefits and expenses  driven  primarily  from the  increase  in the  reserve  requirement  related  to the GMDB as a  result  of the  decline  in the  equity  markets.
Investments  in new product  development  and  technology  also  contributed  to the increase in expenses.  These factors resulted in the 15% decline in net income.  Net income  increased  119% in 1999 due to strong sales growth and  favorable market  conditions  which led to higher  asset-based  revenue.  The Company  considers  Mexico an emerging market and has invested in the Skandia Vida  operations with the expectation of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of  $2,540,000,  $2,523,000  and  $2,514,000 for the years ended December 31, 2000, 1999 and 1998,  respectively.  The Company  expects to transfer  ownership of Skandia Vida to an upstream affiliate during 2001.

 On March 22, 2001, the Company announced that it will begin an aggressive  operating expense reduction program to better align its operating  infrastructure  with the current  investment  environment.  The planned moves include a reduction of approximately  150 positions,  representing  13% of the Company's  workforce,  reductions in the compensation and benefit programs and the curtailment of certain discretionary expenses.

 Total assets grew 3% in 2000  partially as a result of the modest  increase in separate  account  assets  reflecting the impact of strong  sales  which  were  almost  entirely  offset by the  decline  in  equity  markets.  Increased  deferred acquisition  costs also  contributed  to the  increase  in  assets.  Liabilities  grew 2% in 2000 due to higher  reserves required to support the increase in annuity and life insurance  business,  and increased  financing  activity  related to the transfer of rights to receive future fees and charges.

 Liquidity and Capital Resources
 -------------------------------

 The Company's liquidity requirement was met by cash from insurance operations,  investment  activities,  borrowings from
 ASI and the securitization transactions with ASI.

 The majority of the operating  cash outflow  resulted from the sale of variable  annuity and variable life products that carry a  contingent  deferred  sales  charge.  This type of product  causes a  temporary  cash strain in that 100% of the proceeds are invested in separate  accounts  supporting the product leaving a cash (but not capital) strain caused by the acquisition  cost for the new business.  This cash strain  required the Company to look beyond the cash made available by insurance  operations and  investments of the Company to financing in the form of surplus notes,  capital  contributions, securitization transactions and modified coinsurance reinsurance arrangements:

o        During 2000 and 1999, the Company  received  $69,000,000 and  $34,800,000,  respectively,  from ASI to support the capital  needs and  anticipated  growth in business  of its U.S.  operations.  In  addition,  the  Company  received
     $2,450,000 and $1,690,000 from ASI in 2000 and 1999, respectively, to support its investment in Skandia Vida.

o        Funds received from new  securitization  transactions  amounted to $476,288,000  in 2000 and  $265,710,000 in 1999
     (see Note 8 to the consolidated financial statements).

o        During  2000 and 1999,  the  Company  extended  its  reinsurance  agreements.  The Company  also  entered  into an agreement with SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements where the reinsurer shares in the experience of a specific book of business.

 The  Company  expects  the  continued  use of  reinsurance  and  securitization  transactions  to fund the  cash  strain anticipated from the acquisition costs on the coming years' sales volume.

 As of December  31, 2000 and 1999,  shareholder's  equity  totaled  $496,911,000  and  $359,434,000,  respectively.  The increases  were  driven  by the  previously  mentioned  capital  contributions  received  from  ASI and net  income  from operations.

 The Company has long-term surplus notes and short-term borrowings with ASI.  No dividends have been paid to ASI.

 The  National  Association  of Insurance  Commissioners  ("NAIC")  requires  insurance  companies to report  information regarding  minimum  Risk  Based  Capital  ("RBC")  requirements.  These  requirements  are  intended  to allow  insurance regulators  to  identify  companies  that may need  regulatory  attention.  The RBC model  law  requires  that  insurance companies  apply various  factors to asset,  premium and reserve  items,  all of which have inherent  risks.  The formula includes  components  for asset risk,  insurance  risk,  interest rate risk and business  risk.  The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company  believes that it is well  positioned  to retain and enhance its position as a leading  provider of financial products for long-term  savings and  retirement  purposes as well as to address the economic  impact of premature  death, estate and business  planning  concerns and supplemental  retirement  needs.  The Company  continues to focus on offering innovative  long-term  savings and income products and providing  superior customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999  (the  Financial  Services  Modernization  Act)  permits  affiliation  among  banks,
securities  firms  and  insurance   companies.   This  legislative   change  has  created   opportunities  for  continued
consolidation  in the financial  services  industry and increased  competition as large  companies  offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform,  capital gains and estate tax changes,  privacy  standards and internet  regulation.  Pension  reform may change  current tax deferral  rules and allow increased  contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities  for the  Company.  A  capital  gains tax  reduction  may cause  tax-deferred  products  to be less attractive to consumers,  which could adversely  impact the Company.  New privacy  standards and internet  regulation may impact the Company's  strategic  initiatives  especially  related to potential  partnerships  with  web-based  technology providers.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The  Company  is  subject  to  potential  fluctuations  in  earnings  and the fair  value of  certain  of its  assets and liabilities,  as well as  variations in expected cash flows due to changes in market  interest  rates and equity  prices.
The  following  discussion  focuses on specific  exposures  the Company  has to interest  rate and equity  price risk and describes  strategies used to manage these risks.  The discussion is limited to financial  instruments  subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

 Fluctuations in interest rates can potentially  impact the Company's  profitability  and cash flows. The Company has 97%
of assets held under  management that are in  non-guaranteed  Separate  Accounts for which the Company's  exposure is not significant  as the  contractowner  assumes  substantially  all the investment  risk. On the remaining 3% of assets,  the interest  rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

 At December 31, 2000, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest  rates.  These  securities  are held in support of the Company's  fixed  immediate  annuities,  supplementary contracts,  the fixed  components of variable life insurance  contracts,  and in support of the Company's target solvency capital.  The Company has a conservative  investment  philosophy  with regard to these  investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

 The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk.  The fixed option  guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds before the end of the guarantee  period subjects the contractowner  to a market  value  adjustment  ("MVA").  In the  event of rising  interest  rates,  which  make the fixed maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be  negative.  In the event of declining interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The  resulting  increase or decrease in the value of the fixed option,  from  calculation  of the MVA,  should substantially  offset the  increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The
Company  maintains  strict  asset/liability  matching  to enable this  offset.  However,  the Company  still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities  held in the  Company's  general  account and  guaranteed  separate  account as of December  31, 2000 totaled
$1,095,100,000.  Fixed income investments  supporting those liabilities had a fair value of  $1,098,500,000.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2000. The analysis showed that an  immediate  decrease of 100 basis points in interest  rates would result in a net increase in  liabilities and the  corresponding  assets of  approximately  $37,300,000 and $41,500,000,  respectively.  An analysis of a 100 basis point  decline in interest  rates at December 31, 1999 showed a net increase in  interest-sensitive  liabilities  and the corresponding assets of approximately $10,200,000 and $24,800,000, respectively.

 Equity Market Exposure
 ----------------------

 The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the Company.  Various fees and charges  earned are  substantially  derived as a percentage of the market value of assets  under  management.  In a market  decline,  this income  would be  reduced.  This could be further  compounded  by customer  withdrawals,  net of applicable  surrender charge  revenues,  partially offset by transfers to the fixed option discussed  above.  A 10% decline in the market value of the assets  under  management  at December  31,  2000,  sustained throughout  2001,  would result in an approximate  drop in related annual fee income of $54,000,000.  This result was not materially different than the result obtained from the analysis performed as of December 31, 1999.

 Another equity market risk exposure of the Company relates to the guaranteed minimum death benefit  liability.  Declines in equity markets and  correspondingly  the performance of the underlying mutual funds,  increases the guaranteed minimum death  benefit  liabilities.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company  utilizes
derivative   instruments  to  hedge  against  the  risk  of  significant  decreases  in  equity  markets.  Prior  to  the implementation of this program the Company utilized reinsurance to transfer this risk.

 The  Company  has a small  portfolio  of equity  investments;  mutual  funds  which are held in  support  of a  deferred compensation  program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio would decline,  however the accrued benefits payable under the related deferred  compensation  program would decline by a corresponding amount.

 Estimates of interest rate risk and equity price risk were obtained using computer  models that take into  consideration various  assumptions  about the future.  Given the  uncertainty  of future  interest  rate  movements,  volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                       AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                               INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the  consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the
"Company" which is a wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2000 and 1999, and the
related  consolidated  statements  of  operations,  shareholder's  equity and cash flows for the three  year  period  ended
December 31, 2000.  These  consolidated  financial  statements  are the  responsibility  of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance  with auditing  standards  generally  accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes  assessing the accounting  principles used and significant  estimates made by  management,  as well as  evaluating  the overall  financial  statement  presentation.  We believe  that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the consolidated financial  position of American  Skandia Life Assurance  Corporation  at December 31, 2000 and 1999,  and the  consolidated results of their  operations  and their cash flows for each of the three  years in the period  ended  December  31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young

February 2, 2001
Hartford, Connecticut

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Financial Condition
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                             As of December 31,
                                                                          2000                        1999
                                                                     ---------------            ----------------
ASSETS
------

Investments:
  Fixed maturities - at fair value                                          285,708             $       198,165                                                                                $
  Fixed maturities - at amortized cost                                                                    3,360
                                                                                  -
  Equity securities - at fair value                                          20,402                      16,404
  Derivative instruments
                                                                              3,015                         189
  Policy loans                                                                3,746                       1,270
                                                                      --------------              --------------
                                                                      --------------              --------------

    Total investments                                                       312,871                     219,388

Cash and cash equivalents                                                    76,499                      89,212
Accrued investment income                                                     5,209                       4,054
Deferred acquisition costs                                                1,398,192                   1,087,705
Reinsurance receivable                                                        3,642                       4,062
Receivable from affiliates                                                    3,327
                                                                                                              -
Income tax receivable
                                                                             34,620                           -
Income tax receivable - deferred                                                                         51,726
                                                                                  -
State insurance licenses                                                      4,113                       4,263
Fixed assets                                                                 10,737                       3,305
Other assets                                                                 96,403                      36,698
Separate account assets                                                  29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total assets                                                       $   31,702,705             $    30,881,579
                                                                     ===============            ================
                                                                     ===============            ================

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

Liabilities:
Reserves for future insurance policy and contract benefits                  135,545             $        73,292                                                                                $
Drafts outstanding                                                           63,758                      51,059
Accounts payable and accrued expenses                                       137,040                     158,590
Income tax payable                                                                                       24,268
                                                                                  -
Income tax payable - deferred
                                                                              8,949                           -
Payable to affiliates
                                                                                  -                      68,736
Future fees payable to parent                                               934,410
                                                                                                        576,034
Short-term borrowing                                                         10,000                      10,000
Surplus notes                                                               159,000                     179,000
Separate account liabilities                                             29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total liabilities                                                      31,205,794                  30,522,145
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
    issued and outstanding                                                    2,500                       2,500
Additional paid-in capital                                                  287,329                     215,879
Retained earnings                                                           205,979                     141,162
Accumulated other comprehensive income (loss)                                 1,103                       (107)
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total shareholder's equity                                              496,911                     359,434
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total liabilities and shareholder's equity                           31,702,705             $    30,881,579                                                                                $
                                                                     ===============            ================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Operations
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                   2000                  1999                 1998
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

REVENUES
--------

Annuity and life insurance charges and fees                  $                     $                    $
                                                                     424,578              289,989              186,211
Fee income                                                           130,610               83,243               50,839
Net investment income                                                 11,656               10,441               11,130
Premium income                                                         3,118                1,278                  874
Net realized capital (losses) gains                                    (688)                  578                   99
Other                                                                  2,348                1,832                  387
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total revenues                                                     571,622              387,361              249,540
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

EXPENSES
--------

Benefits:
  Annuity and life insurance benefits                                    751                  612                  558
  Change in annuity and life insurance policy reserves                45,018                3,078                1,053
  Cost of minimum death benefit reinsurance
                                                                           -                2,945                5,144
  Return credited to contractowners                                    9,046               (1,639)              (8,930)
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                      54,815                4,996              (2,175)

Expenses:
  Underwriting, acquisition and other insurance
    expenses                                                         335,213              206,350              167,790
  Interest expense                                                    85,998               69,502               41,004
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                     421,211              275,852              208,794
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total benefits and expenses                                        476,026              280,848              206,619
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

    Income from operations before income tax                          95,596              106,513               42,921

      Income tax expense
                                                                      30,779               30,344                8,154
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

        Net income                                           $                     $                    $
                                                                      64,817               76,169               34,767
                                                             ================      ===============      ===============
                                                             ================      ===============      ===============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Shareholder's Equity
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                   For the Year Ended December 31,
                                                               2000                 1999                  1998
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Common stock:
  Beginning balance                                      $                   $                     $
                                                                  2,500                 2,000                 2,000
  Increase in par value
                                                                      -                   500                     -
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  2,500                 2,500                 2,000
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Additional paid in capital:
  Beginning balance                                             215,879               179,889               151,527
  Transferred to common stock
                                                                      -                  (500)                    -
  Additional contributions                                       71,450                36,490                28,362
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              287,329               215,879               179,889
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Retained earnings:
  Beginning balance                                             141,162                64,993                30,226
  Net income                                                     64,817                76,169                34,767
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              205,979               141,162                64,993
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Accumulated other comprehensive income (loss):
  Beginning balance
                                                                  (107)                 3,535                   668
  Other comprehensive income (loss)
                                                                  1,210                (3,642)                2,867
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  1,103                 (107)                 3,535
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

      Total shareholder's equity                         $                   $                     $
                                                                496,911               359,434               250,417
                                                         ===============     =================     =================
                                                         ===============     =================     =================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Cash Flow
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                  2000               1999                1998
                                                             -------------      --------------      -------------

Cash flow from operating activities:
  Net income                                                 $                  $                   $
                                                                   64,817              76,169             34,767
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Amortization and depreciation
                                                                    7,565               1,495                251
      Deferred tax expense
                                                                   60,023             (10,903)           (14,242)
      Change in unrealized losses on derivatives
                                                                  (2,935)               3,749                  -
      Increase in policy reserves
                                                                   50,892               4,367              1,130
      (Decrease) increase in payable to affiliates
                                                                 (72,063)              69,897                166
      Change in income tax payable/receivable
                                                                 (58,888)              17,611              7,704
      Increase in other assets
                                                                 (59,987)             (32,954)            (1,173)
      Increase in accrued investment income
                                                                  (1,155)             (1,174)              (438)
      Decrease in reinsurance receivable
                                                                      420                 129              2,152
      Net increase in deferred acquisition costs
                                                                (310,487)            (366,198)          (174,804)
      (Decrease) increase in accounts payable and accrued
expenses                                                         (21,550)              66,763             20,637
      Increase in drafts outstanding
                                                                   12,699              22,118              9,663
      Change in foreign currency translation, net
                                                                    (101)                 701                (22)
      Net realized capital gain on expiration of derivatives
                                                                    (500)                   -                  -
      Net realized capital losses (gains)
                                                                      688               (578)                (99)
                                                             -------------      --------------      -------------

        Net cash used in operating activities                    (330,562)          (148,808)           (114,308)

                                                             -------------      --------------      -------------

Cash flow from investing activites:
      Purchase of fixed maturity investments
                                                                (380,737)            (99,250)            (31,828)
      Proceeds from sale and maturity of fixed
        maturity investments
                                                                  303,736              36,226              4,049
      Purchase of derivatives
                                                                  (6,722)             (4,974)                  -
      Purchase of shares in mutual funds
                                                                 (18,136)            (17,703)             (7,158)
      Proceeds from sale of shares in mutual funds
                                                                   8,345              14,657               6,086
      Purchase of fixed assets
                                                                  (7,348)             (3,178)                (18)
      Increase in policy loans
                                                                  (2,476)               (701)                118
                                                             -------------      --------------      -------------

        Net cash used in investing activities
                                                                (103,338)            (17,703)            (28,751)
                                                             -------------      --------------      -------------

Cash flow from financing activities:
      Capital contribution from parent
                                                                   51,450              22,490              8,362
      Increase in future fees payable to parent, net
                                                                  358,376             207,056            135,944
      Net deposits to (withdrawals from) contractowner
        accounts                                                   11,361               5,872            (5,696)
--------------------------------------------------------------------------      --------------      -------------

        Net cash provided by financing activities
                                                                  421,187             235,418            138,610
                                                             -------------      --------------      -------------

          Net (decrease) increase in cash and cash
            equivalents
                                                                 (12,713)              11,687            (4,449)
          Cash and cash equivalents at beginning of period
                                                                   89,212              77,525             81,974
                                                             -------------      --------------      -------------

            Cash and cash equivalents at end of period       $                  $                   $
                                                                   76,499              89,212             77,525
                                                             =============      ==============      =============

     Income taxes paid                                       $                  $                   $
                                                                   29,644              23,637             14,651
                                                             =============      ==============      =============

      Interest paid                                          $                  $                   $
                                                                   85,551              69,697             35,588
                                                             =============      ==============      =============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements
                                                     December 31, 2000

1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance  Corporation (the "Company") is a wholly-owned  subsidiary of American  Skandia,
         Inc. ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company  develops  long-term  savings and retirement  products which are distributed  through its affiliated broker/dealer company,  American Skandia Marketing,  Incorporated ("ASM"). The Company currently issues variable and term life  insurance and variable,  fixed,  market value adjusted and immediate  annuities for  individuals, groups and qualified pension plans.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A. de C.V.  ("Skandia  Vida")  which is a life  insurance company  domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $4,402,000  and $4,592,000 as of
         December 31, 2000, and 1999,  respectively.  The Company considers Mexico an emerging market and has invested in the Skandia Vida  operations  with the  expectation  of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of $2,540,000,  $2,523,000 and $2,514,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The  accompanying  consolidated  financial  statements have been prepared in conformity with accounting principles  generally accepted in the United States.  Intercompany  transactions and balances have been eliminated in consolidation.

                  Certain  reclassifications  have been made to prior  year  amounts  to conform  with the  current  year presentation.

         B.       New Accounting Standard
                  -----------------------

                  The FASB has issued  Statement of Financial  Accounting  Standards No. 133,  "Accounting for Derivative
                  Instruments and Hedging  Activities",  as amended by SFAS 137 and SFAS 138 (collectively,  "SFAS 133").
                  SFAS 133 is  effective  for all fiscal  quarters of all fiscal  years  beginning  after June 15,  2000;
                  accordingly,  the Company  adopted SFAS 133 on January 1, 2001. This statement  establishes  accounting and reporting standards for derivative  instruments,  including certain derivative instruments embedded in other contracts,  and for hedging  activities.  SFAS No. 133 requires that all derivative  financial instruments  be measured at fair value and recognized in the statement of condition as either assets or liabilities.  Changes in the fair value of the  derivative  financial  instruments  will be reported in either earnings or comprehensive  income,  depending on the use of the derivative and whether or not it qualifies for hedge accounting.

                  Special hedge accounting  treatment is permitted only if specific criteria are met,  including that the hedging  relationship  be highly  effective both at inception and on an ongoing  basis.  Accounting for hedges  varies based on the type of hedge - fair value or cash flow.  Results of  effective  hedges are recognized in current  earnings for fair value hedges and in other  comprehensive  income for cash flow hedges. Ineffective portions of hedges are recognized immediately in earnings.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  The  derivative  instruments  held by the  Company in 2000 and 1999  consisted  of equity  put  options utilized to manage the market risk and reserve  fluctuations  associated  with the  guaranteed  minimum death benefit  ("GMDB").  The adoption of SFAS No. 133 did not have a material  effect on the Company's financial statements.

C.       Investments

                  The  Company  has   classified  its  fixed  maturity   investments   as  either   held-to-maturity   or
                  available-for-sale.  Investments  classified as  held-to-maturity  are investments that the Company has the ability and intent to hold to  maturity.  Such  investments  are carried at amortized  cost.  Those investments  which are  classified  as  available-for-sale  are  carried at fair  value and  changes in unrealized gains and losses are reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation plan
                  (see Note 13) as  available-for-sale.  Such  investments  are  carried  at fair  value and  changes  in unrealized gains and losses are reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized  gains and losses on disposal of  investments  are  determined by the specific  identification method and are included in revenues.

         D.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management purposes,  and not for trading or speculation.  The Company hedges the market value fluctuations of the
                  GMDB exposure  embedded in its policy  reserves.  Premiums paid on option  contracts are amortized into net investment  income over the terms of the contracts.  The options are carried at amortized cost plus
                  intrinsic   value,   if  any,  at  the  valuation  date.  An  option  has  intrinsic  value  if  it  is
                  "in-the-money."  For a put option to be  "in-the-money,"  the  exercise  price must be greater than the value of the  underlying  index.  Changes in intrinsic  value are recorded as a component of the change in annuity and life insurance policy reserves consistent with changes in the GMDB reserve.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

F.       Fair Values of Financial Instruments
         ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities  with  active  markets are based on quoted  market  prices.  For fixed maturities  that trade in less active  markets,  fair values are obtained from an  independent  pricing service.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Fair values of investments in mutual funds are based on quoted market prices.

                  The intrinsic  value portion of the derivative  instrument is determined  based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term nature of these investments.

                  The carrying  value of  short-term  borrowings  (cost)  approximates  fair value due to the  short-term nature of these liabilities.

                  Fair values of certain financial  instruments,  such as future fees payable to parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

         G.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the  purchase  price of
                  $6,000,000  less  accumulated  amortization.  The  cost  of  the  licenses  is  being  amortized  on  a straight-line basis over 40 years.

         H.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with internal use software in accordance  with the
                  American  Institute  of  Certified  Public  Accountants   Statement  of  Position  98-1  ("SOP  98-1"),
                  "Accounting  for the Costs of Software  Developed  or Obtained for  Internal  Use.  The SOP,  which was adopted  prospectively as of January 1, 1999,  requires the capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the
                  Company  expensed  all  internal use software  related  costs as incurred.  Details of the  capitalized software  costs,  which are  included in fixed  assets,  and related  amortization  for the years ended
                  December 31, are as follows:

                  (in thousands)                                              2000              1999
                                                                              ----              ----

                  Balance at beginning of year                               $2,920             $  -
                                                                             ------             ----

                  Software costs capitalized during the year                  4,804            3,035

                  Software costs amortized during the year                     (512)            (115)
                                                                               -----            -----

                                                                              4,292             2,920
                                                                              -----             -----

                  Balance at end of year                                     $7,212            $2,920
                                                                             ======            ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

         2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return and combined  state income tax return of an  upstream  company,  Skandia  AFS  Development  Holding  Corporation  and  certain  of its subsidiaries.  In  accordance  with the tax  sharing  agreement,  the  federal  and  state  income  tax provisions  are  computed on a separate  return basis as adjusted  for  consolidated  items such as net operating loss carryforwards.

                  Deferred  income  taxes  reflect  the net tax effects of  temporary  differences  between the  carrying amounts of assets and liabilities for financial  reporting purposes and the amounts used for income tax purposes.

         J.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an  annual maintenance fee per contract.  Benefit  reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for variable  immediate  annuity  contracts  with and without  life  contingencies  consist of certain  charges  against  contractowner  account  values  including  mortality  and expense  risks and administration  fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for market value  adjusted  fixed annuity  contracts  consist of separate  account  investment income  reduced by benefit  payments and changes in reserves in support of  contractowner  obligations, all of which are included in return credited to  contractowners.  Benefit  reserves for these contracts represent  the account  value of the  contracts,  and are included in the general  account  reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for immediate annuity contracts without life  contingencies  consist of net investment income.
                  Revenues for immediate  annuity  contracts with life  contingencies  consist of single premium payments recognized as annuity  considerations when received.  Benefit reserves for these contracts are based on the Society of Actuaries  1983 Table-a with  assumed  interest  rates that vary by issue year.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2000 and 1999.

                  Revenues for variable life insurance contracts consist of charges against  contractowner account values for mortality and expense risk fees,  cost of insurance  fees,  taxes and  surrender  charges.  Certain contracts  also include  charges  against  premium to pay state  premium  taxes.  Benefit  reserves for variable life insurance  contracts represent the account value of the contracts and are included in the separate account liabilities.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         K.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are  primarily  related to the  production of new  business,  are being  deferred,  net of  reinsurance.  These costs include  commissions,  costs of contract  issuance,  and certain  selling  expenses  that vary with  production.  These costs are being amortized  generally in proportion to expected gross profits from surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This  amortization  is adjusted  retrospectively  and prospectively  when  estimates  of current  and future  gross  profits to be  realized  from a group of products are revised.

                  Details of the deferred  acquisition  costs and related  amortization  for the years ended December 31, are as follows:

                          (in thousands)                                  2000             1999              1998
                                                                          ----             ----              ----

                  Balance at beginning of year                          $1,087,705       $721,507          $546,703
                                                                        ----------       --------          --------

                  Acquisition costs deferred during the year               495,103        450,059           261,432

                  Acquisition costs amortized during the year             (184,616)       (83,861)          (86,628)
                                                                          ---------      ------------       ---------

                                                                           310,487        366,198           174,804
                                                                     ----  -------        -------          --------

                  Balance at end of year                                $1,398,192     $1,087,705          $721,507
                                                                        ==========        ==========       ========

         L.       Reinsurance
                  -----------

                  The  Company  cedes   reinsurance   under  modified   co-insurance   arrangements.   These  reinsurance
                  arrangements  provide  additional  capacity  for growth in  supporting  the cash flow  strain  from the
                  Company's  variable  annuity and variable life insurance  business.  The  reinsurance is effected under quota share contracts.

                           The Company reinsured its exposure to market  fluctuations  associated with its GMDB liability in the first half of 1999 and in 1998.  Under this  reinsurance  agreement,  the Company ceded premiums of $2,945,000 and  $5,144,000;  received claim  reimbursements  of $242,000 and $9,000;  and,  recorded increases/(decreases) in reserves of ($2,763,000) and $323,000 in 1999 and 1998, respectively.

At December 31, 2000 and 1999, in accordance with the provisions of modified coinsurance agreements, the Company accrued $4,339,000 and $41,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         M.       Translation of Foreign Currency
                  -------------------------------

                  The financial  position and results of operations of Skandia Vida are measured  using local currency as the functional  currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         N.       Separate Accounts
                  -----------------

                  Assets and  liabilities  in Separate  Accounts  are included as separate  captions in the  consolidated statements of financial  condition.  Separate  Account assets  consist  principally of long term bonds, investments  in mutual funds,  short-term  securities and cash and cash  equivalents,  all of which are carried at fair value.  The  investments  are managed  predominately  through the Company's  investment advisory  affiliate,  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing various fund managers as sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner  has the option of directing  funds to a wide  variety of mutual  funds.  The  investment risk on the  variable  portion of a  contract  is borne by the  contractowner.  A fixed  option  with a minimum  guaranteed  interest rate is also  available.  The Company is responsible  for the credit risk associated with these investments.

                  Included in Separate Account  liabilities are reserves of  $1,059,987,000  and $896,205,000 at December
                  31,  2000 and 1999,  respectively,  relating  to  annuity  contracts  for which  the  contractowner  is guaranteed a fixed rate of return.  Separate  Account  assets of  $1,059,987,000  and  $896,205,000  at
                  December  31,  2000 and 1999,  respectively,  consisting  of long term  bonds,  short-term  securities, transfers  due from the  general  account  and cash and cash  equivalents  are held in support of these annuity contracts, pursuant to state regulation.

         O.       Estimates
                  ---------

                  The preparation of financial statements in conformity with accounting  principles generally accepted in the United States  requires that  management  make estimates and  assumptions  that affect the reported amount of assets and  liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting period.  The more significant  estimates and assumptions are related to deferred  acquisition  costs and involve policy lapses,  investment  return and  maintenance expenses.  Actual results could differ from those estimates.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

                           (in thousands)                                            2000          1999        1998
                                                                                     ----          ----        ----

         Net income                                                                 $64,817       $76,169    $34,767
         Other comprehensive income:
            Unrealized investment (losses) gains on
                available for sale securities                                        (1,681)       (3,438)     2,801
            Reclassification adjustment for realized losses (gains)
                included in investment income                                         2,957          (660)        88
                                                                                   ---------  -----   ----- ----------
            Net unrealized gains (losses) on securities                               1,276        (4,098)     2,889

            Foreign currency translation                                                (66)          456        (22)
                                                                                    -------     ---------- -----------

         Other comprehensive income (loss)                                             1,210       (3,642)     2,867
                                                                                   ---------       -------    ------

         Comprehensive income                                                        $66,027      $72,527    $37,634
                                                                                    =======       =======     =======

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

                     (in thousands)                                                    2000          1999
                                                                                       ----          ----

        Unrealized investment gains (losses)                                          $1,021         ($255)
        Foreign currency translation                                                      82           148
                                                                                      ------         ------

        Accumulated other comprehensive income (loss)                                 $1,103         ($107)
                                                                                      ======         ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains/losses  and  estimated  fair  value  of  available-for-sale  and held-to-maturity  fixed  maturities  and  investments in mutual funds as of December 31, 2000 and 1999 are shown below.  All securities held at December 31, 2000 and 1999 were publicly traded.

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                       (in thousands)                                     Available-for-Sale
                                                                          ------------------

                                                                           Gross              Gross
                                                        Amortized        Unrealized        Unrealized         Fair
                                                           Cost            Gains             Losses          Value
                                                           ----            -----             ------          -----

         U.S. Government obligations                       $206,041        $4,445             $ (11)        $210,475

         Foreign government obligations                       2,791           195                 -            2,986

         Obligations of state and political
            subdivisions                                        253             1                 -              254

         Corporate securities                                72,237         1,565            (1,809)          71,993
                                                             ------         -----            -------          ------

             Totals                                        $281,322        $6,206           $(1,820)        $285,708
                                                           ========        ======           ========        ========

         The amortized cost and fair value of fixed maturities,  by contractual  maturity, at December 31, 2000 are shown below.

                       (in thousands)                        Available-for-Sale
                                                             ------------------

                                                          Amortized           Fair
                                                            Cost             Value
                                                            ----             -----

         Due in one year or less                              $ 7,005           $ 7,018

         Due after one through five years                     157,111           158,344

         Due after five through ten years                     107,729           110,469

         Due after ten years                                    9,477             9,877
                                                             --------          ---------

            Total                                            $281,322          $285,708
                                                             ========          ========

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS  (continued)

         Investments in fixed maturities as of December 31, 1999 consisted of the following:

                        (in thousands)                                            Available-for-Sale
                                                                                  ------------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                      $ 81,183             $ -           $(678)          $ 80,505

         Obligations of state and political
            subdivisions                                       253               -              (3)               250

         Corporate securities                              121,859               -          (4,449)           117,410
                                                           -------                          -------           -------

             Totals                                       $203,295             $ -         $(5,130)          $198,165
                                                          ========             ===         ========          ========

                        (in thousands)                                            Held-to-Maturity
                                                                                  ----------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                       $1,105             $ -              $ (1)         $1,104

         Corporate securities                               2,255               -               (15)          2,240
                                                           -------             --               ----         ------

             Totals                                        $3,360             $ -              $(16)         $3,344
                                                           ======             ===              =====         ======

         Proceeds  from  sales of fixed  maturities  during  2000,  1999 and 1998  were  $302,632,000,  $32,196,000,  and
         $999,000,  respectively.  Proceeds from maturities during 2000, 1999 and 1998 were $1,104,000,  $4,030,000,  and
         $3,050,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

        The cost, gross unrealized gains/losses and fair value of investments in mutual funds at December 31, 2000 and 1999 are shown below:

                    (in thousands)                                          Gross             Gross
                                                                         Unrealized        Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         2000                                             $23,218           $ 372           $(3,188)           $20,402
                                                          =======           =====           ========           =======

         1999                                             $11,667          $4,763            $ (26)            $16,404
                                                          =======          ======            ======            =======

         Net realized investment gains (losses) were as follows for the years ended December 31:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities:
           Gross gains                                                      $1,002            $ 253            $ -
           Gross losses                                                     (3,450)            (228)              (1)
         Investment in mutual funds:
           Gross gains                                                       1,913              990              281
           Gross losses                                                       (153)            (437)            (181)
                                                                          ---  -----     --    -----            -----

         Totals                                                             $ (688)           $ 578             $ 99
                                                                            =======           =====            ====

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities                                                  $13,502           $ 9,461         $ 8,534
         Cash and cash equivalents                                            5,154            2,159           1,717
         Investment in mutual funds                                              99               32           1,013
         Policy loans                                                            97               31              45
         Derivative instruments                                              (6,939)          (1,036)              -
                                                                             -------          -------

         Total investment income                                             11,913           10,647          11,309

         Investment expenses                                                    257              206             179
                                                                             ------           ------          ------

         Net investment income                                              $11,656          $10,441         $11,130
                                                                           =======           =======         =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                       (in thousands)                                            2000             1999        1998
                                                                                 ----             ----        ----

         Current tax (benefit) expense                                         ($29,244)         $41,248      $22,384

         Deferred tax expense (benefit)                                          60,023          (10,904)     (14,230)
                                                                                -------         --------     -------

         Total income tax expense                                               $30,779          $30,344       $8,154
                                                                                 =======         =======       ======

         The tax effects of significant  items comprising the Company's  deferred tax balance as of December 31, 2000 and
         1999 are as follows:

                      (in thousands)                                                     2000                 1999
                                                                                         ----                 ----

         Deferred tax liabilities:
             Deferred acquisition costs                                              ($411,417)             ($321,873)
             Payable to reinsurers                                                     (29,985)               (26,733)
             Future contractowner benefits                                             (11,526)
                                                                                                           -
             Internal use software                                                      (2,524)
                                                                                                               (1,022)
             Policy fees                                                                (1,551)                (1,146)
             Net unrealized gains                                                         (550)
                                                                                                           -
             Foreign exchange translation                                                  (45)                   (80)
                                                                    ---------              ----  ---------        ----

             Total                                                                    (457,598)              (350,854)
                                                                                      ---------              ---------

         Deferred tax assets:
             Net separate account liabilities
                                                                                       421,662                333,521
             Future contractowner benefits
                                                                                             -                  3,925
             Other reserve differences
                                                                                         2,675                 39,645
             Deferred compensation
                                                                                        17,869                 18,844
             Surplus notes interest
                                                                                         5,536                  5,030
             Net unrealized losses
                                                                                             -                    137
             Other
                                                                                           907                  1,478
                                                                    --------               ---                  -----

             Total
                                                                                           -
                                                                                       448,649                402,580
                                                                                       -------                -------

             Income tax (payable) receivable - deferred                            ($   8,949)                $51,726
                                                                                    ===========               =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                    (in thousands)                                                2000           1999           1998
                                                                                  ----           ----           ----

         Income (loss) before taxes
            Domestic                                                             $98,136      $109,036       $45,435
            Foreign                                                               (2,540)       (2,523)       (2,514)
                                                                                  -------    --- -------      -------
            Total                                                                 95,596       106,513        42,921

            Income tax rate                                                          35%            35%           35%
                                                                                -------         ------       --------

         Tax expense at federal statutory income tax rate                         33,459         37,280        15,022

         Tax effect of:
            Dividend received deduction                                           (7,350)        (9,572)       (9,085)
            Losses of foreign subsidiary                                             889            883           880

            Meals and entertainment                                                  841            664           487

            State income taxes                                                      (524)         1,071           673
            Other                                                                  3,464             18           177
                                                                                 --------     ----------     ---------

         Income tax expense                                                     $ 30,779       $ 30,344       $ 8,154
                                                                                ========       ========       =======

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating  costs  (including  personnel,  rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information  Services and Technology  Corporation  ("ASIST"),
         an affiliated  company.  The Company has also charged  operating  costs to ASISI.  The total cost to the Company for these items was  $13,974,000,  $11,136,000,  and $7,722,000 for the years ended December 31, 2000,  1999 and
         1998,  respectively.  Income received for these items was  $11,186,000,  $3,919,000 and $1,355,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution related costs associated with the sales of business  through an  investment  firm where ASM serves as an  introducing  broker  dealer.  Under this agreement,  the expenses  reimbursed  were  $5,842,000  and $1,441,000 for the years ended December 31, 2000 and
         1999. As of December 31, 2000 and 1999,  amounts  receivable  under this  agreement  were $492,000 and $245,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive  future  fees and contract  charges  expected  to be  realized  on variable  portions  of  designated  blocks of deferred  annuity contracts.

         The proceeds from the transfers  have been  recorded as a liability and are being  amortized  over the remaining surrender  charge period of the designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection with these transactions,  ASI issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the  Purchase  Agreements,  the rights  transferred  provide for ASI to receive a  percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent  deferred  sales charges,  after  reinsurance,  expected to be realized over the remaining  surrender charge period of the designated contracts (6 to 8 years).

         Payments  representing  fees and charges in the aggregate amount of  $219,454,000,  $131,420,000 and $69,226,000 were made by the Company to the Parent for the years  ended  December  31,  2000,  1999 and 1998,  respectively.
         Related  interest  expense of  $70,667,000,  $52,840,000  and  $22,978,000 has been included in the statement of income for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner has the ability to stop the payments due to the Parent under the  Purchase  Agreement  subject to certain  terms and conditions.

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective          Contract Issue         Discount       Present
           Transaction         Date           Date                Period               Rate          Value
           -----------         ----           ----                ------               ----          -----

             1996-1           12/16/96         9/1/96        1/1/94  -   6/30/96       7.5%           $50,221
             1997-1            7/23/97         6/1/97        3/1/96  -   4/30/97       7.5%            58,767
             1997-2           12/30/97        12/1/97        5/1/95  -  12/31/96       7.5%            77,552
             1997-3           12/30/97        12/1/97        5/1/96  -  10/31/97       7.5%            58,193
             1998-1            6/30/98         6/1/98        1/1/97  -   5/31/98       7.5%            61,180
             1998-2           11/10/98        10/1/98        5/1/97  -   8/31/98       7.0%            68,573
             1998-3           12/30/98        12/1/98        7/1/96  -  10/31/98       7.0%            40,128
             1999-1            6/23/99         6/1/99        4/1/94  -   4/30/99       7.5%           120,632
             1999-2           12/14/99        10/1/99       11/1/98  -   7/31/99       7.5%           145,078
             2000-1            3/22/00         2/1/00        8/1/99  -   1/31/00       7.5%           169,459
             2000-2            7/18/00         6/1/00        2/1/00  -   4/30/00       7.25%           92,399
             2000-3           12/28/00        12/1/00        5/1/00  -  10/31/00       7.25%          107,291
             2000-4           12/28/00        12/1/00        1/1/98  -  10/31/00       7.25%          107,139

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT (continued)

         Expected payments of future fees payable to ASI as of December 31, 2000 are as follows:

                                                     Year Ended
               (in thousands)                        December 31,                          Amount
                                                     ------------                          ------

                                                         2001                             $164,892
                                                         2002                              169,511
                                                         2003                              165,626
                                                         2004                              151,516
                                                         2005                              128,053
                                                         2006 and thereafter               154,812
                                                                                           -------

                                                        Total                             $934,410
                                                                                          ========

9.       LEASES

         The Company  leases office space under a lease  agreement  established in 1989 with ASIST.  The Company  entered into a lease agreement for office space in Westminster,  Colorado,  effective January 1, 2001. Lease expense for
         2000, 1999 and 1998 was $6,593,000,  $5,003,000 and $3,588,000  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2000 are as follows:

                 (in thousands)          2001                              $6,487
                                         2002                               8,032
                                         2003                               8,098
                                         2004                               8,209
                                         2005                               8,756
                                         2006 and thereafter               51,922
                                                                       -----------

                                         Total                            $91,504
                                                                       ===========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying value of these deposits  amounted to $4,636,000 and $4,868,000 as of December 31, 2000,  and 1999,  respectively.  These deposits are required to be maintained for the protection of contractowners within the individual states.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity  was  $342,804,000  and  $286,385,000  at  December  31,  2000 and 1999,
         respectively.

         The statutory  basis net income for the year ended December 31, 2000 was  $11,550,000,  as compared to losses of
         $17,672,000 and $13,152,000 for the years ended December 31, 1999 and 1998, respectively.

         Under various state  insurance  laws, the maximum amount of dividends that can be paid to  shareholders  without prior approval of the state insurance  department is subject to restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2000, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of  Directors  authorized  the Company to increase  the par value of its capital stock from $80 per share to $100 per share in order to comply  with  minimum  capital  levels as required by the
         California  Department  of  Insurance.  This  transaction  resulted in a  corresponding  decrease in paid in and contributed surplus of $500,000 and had no effect on capital and surplus.

12.      STATUTORY ACCOUNTING PRACTICES

         The National  Association of Insurance  Commissioners  ("NAIC") revised the Accounting  Practices and Procedures
         Manual in a process  referred to as  Codification.  The State of  Connecticut  has adopted the provisions of the revised manual,  which is effective January 1, 2001. The revised manual has changed, to some extent,  prescribed statutory  accounting  practices and will result in changes to the accounting practices that the Company uses to prepare its  statutory-basis  financial  statements.  The  adoption of the revised  accounting  practices is not expected to have a material adverse effect on the Company's statutory-basis capital and surplus.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially all employees are eligible.  Under this plan, the Company contributes 3% of salary for all  participating  employees and matches employee  contributions at a 50% level up to an additional  3% Company  contribution.  Company  contributions  to this plan on behalf of the  participants were $3,734,000, $3,164,000 and $2,115,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company has a deferred  compensation  plan,  which is available to the internal  field  marketing  staff and certain officers.  Company contributions to this plan on behalf of the participants were $399,000,  $193,000 and
         $342,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to  executive  officers  and other  personnel.  The Company and  certain  affiliates  also have a profit sharing program which benefits all employees below the officer level.  These programs  consist of multiple plans with new plans  instituted  each year.  Generally,  participants  must  remain  employed  by the  Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued liability  representing  the value of these units was  $31,632,000  and  $42,619,000 as of December 31, 2000 and
         1999,  respectively.  Payments  under these programs were  $13,542,000,  $4,079,000 and $2,407,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

14.      REINSURANCE

         The effect of reinsurance for the years ended December 31, 2000, 1999 and 1998 is as follows:

         (in thousands)                                       2000
                                                              ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $477,802                      $45,784                      $13,607
        Ceded                             (53,224)                        (766)                      (4,561)
                                         --------                       ------                      -------
        Net                              $424,578                      $45,018                      $ 9,046
                                         ========                      =======                      =======

                                                           1999
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $326,670                       $4,151                      ($1,382)
        Ceded                             (36,681)                      (1,073)                        (257)
                                         --------                      -------                        -----
        Net                              $289,989                       $3,078                      ($1,639)
                                         ========                       ======                      ========

                                                           1998
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $215,425                       $ 691                       ($8,921)
        Ceded                             (29,214)                        362                            (9)
                                         --------                         ---                      ---------
        Net                              $186,211                      $1,053                       ($8,930)
                                         ========                      ======                       ========

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL effective  January 1996.
         During 2000, ceded premiums received net of commission  expenses and reserve  adjustments were  $10,360,000.  At
         December 31, 2000, $6,109,000 was payable to SICL under this agreement.

         Such ceded  reinsurance  does not relieve the Company of its obligations to  policyholders.  The Company remains liable to its  policyholders  for the  portion  reinsured  to the extent  that any  reinsurer  does not meet its obligations assumed under the reinsurance agreements.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

The Company has issued surplus notes to its Parent in exchange for cash.  Surplus notes outstanding as of December 31, 2000 and 1999 were as follows:

              (in thousands)
                                                                                            Interest for the
         ---------------------------------
                                            Interest       2000         1999           Years Ended December 31,
         ---------------------------------
                 Issue Date                   Rate        Amount       Amount         2000       1999        1998
                 ----------                   ----        ------       ------         ----       ----        ----
         ---------------------------------

         ---------------------------------
         December 29, 1993                   6.84%              -               -           -           -       1,387

         ---------------------------------
         February 18, 1994                   7.28%                         10,000         732         738         738
                                                      -
         ---------------------------------
         March 28, 1994                      7.90%                         10,000         794         801         801
                                                      -
         ---------------------------------
         September 30, 1994                  9.13%          15,000         15,000       1,392       1,389       1,389
         ---------------------------------
         December 28, 1994                   9.78%                              -           -       1,308       1,388
                                                           -
         ---------------------------------
         December 19, 1995                   7.52%          10,000         10,000         765         762         762
         ---------------------------------
         December 20, 1995                   7.49%          15,000         15,000       1,142       1,139       1,139
         ---------------------------------
         December 22, 1995                   7.47%           9,000          9,000         684         682         682
         ---------------------------------
         June 28, 1996                       8.41%          40,000         40,000       3,420       3,411       3,411
         ---------------------------------
         December 30, 1996                   8.03%          70,000         70,000       5,715       5,698       5,699
                                                      ---   ------  ---    ------ ---   ----- ---   ----- ---   -----
         ---------------------------------

         Total                                            $159,000       $179,000     $14,644     $15,928     $17,396
                                                          ========       ========     =======     =======     =======
         ---------------------------------

         Surplus notes for  $10,000,000  dated February 18, 1994 and  $10,000,000  dated March 28, 1994 were converted to additional  paid-in  capital on December 27, 2000. A surplus note for  $14,000,000  dated  December 28, 1994 was converted to  additional  paid-in  capital on December 10, 1999.  All surplus  notes mature seven years from the issue date.

         Payment of interest  and  repayment of principal  for these notes is subject to certain  conditions  and require approval by the Insurance  Commissioner of the State of Connecticut.  At December 31, 2000 and 1999, $15,816,000
         and  $14,372,000,  respectively,  of accrued  interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The  Company  had a  $10,000,000  short-term  loan  payable to ASI at  December  31,  2000 and 1999 as part of a revolving  loan  agreement.  The loan has an  interest  rate of 7.13% and matures on March 12,  2001.  The total interest  expense to the Company was $687,000,  $585,000 and $622,000 and for the years ended December 31, 2000,
         1999 and 1998,  respectively.  Accrued  interest  payable was  $222,000 and $197,000 as of December 31, 2000 and
         1999, respectively.

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the Company's  separate  account  liabilities are subject to  discretionary  withdrawal by contractowners  at market value or with market value  adjustment.  Separate  account assets which are carried at fair value are adequate to pay such withdrawals  which are generally  subject to surrender  charges ranging from
         10% to 1% for contracts held less than 10 years.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

18.      SEGMENT REPORTING

         In recent years, in order to complete the array of products  offered by the Company and its affiliates to meet a wide variety of financial planning,  the Company developed the variable life insurance and qualified  retirement plan annuity  products.  Assets under  management and sales for the products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures  about
         Segments of an Enterprise and Related Information."

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

19.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

        (in thousands)                                                       Three months Ended

                                                            March 31     June 30      September 30     December 31
                                                            --------     -------      ------------     -----------
        2000
        Premiums and other insurance
           revenues                                        $137,255       $139,317           $147,923         $136,159
        Net investment income                                 2,876          3,628              4,186              966

        Net realized capital gains (losses)                     729         (1,436)              (858)             877
                                                            -------        -------             -----           -------
        Total revenues                                      140,860         141,509            151,251         138,002
        Benefits and expenses                               106,641         121,356            137,514         110,515
                                                            -------        --------           --------         -------
        Pre-tax net income                                   34,219          20,153             13,737          27,487

        Income taxes                                         10,038           5,225              3,167          12,349
                                                             ------         ---------          ------          ------

        Net income                                          $24,181         $14,928            $10,570         $15,138
                                                            =======         =======            =======         =======

        1999
        Premiums and other insurance
           revenues                                          $78,509         $88,435           $97,955        $111,443
        Net investment income                                  2,654           2,842             2,735           2,210

        Net realized capital gains                               295              25               206              52
                                                             -------       ---------           -------       ---------

        Total revenues                                        81,458          91,302           100,896         113,705
        Benefits and expenses                                 64,204          67,803            71,597          77,244
                                                              ------        ---------          -------          ------

        Pre-tax net income                                    17,254           23,499           29,299          36,461

        Income taxes                                           3,844            7,142            7,898          11,460
                                                              ------           ------        ----------         -------

        Net income                                          $ 13,410        $ 16,357          $ 21,401        $ 25,001
                                                            ========        ========          ========        ========

        1998
        Premiums and other insurance
           revenues                                          $50,593        $57,946             $62,445        $67,327
        Net investment income                                  3,262          2,410               2,469          2,989

        Net realized capital gains (losses)                      156             13                 (46)           (24)
                                                             -------        --------             -------       --------

        Total revenues                                        54,011         60,369              64,868         70,292
        Benefits and expenses                                 46,764         42,220              48,471         69,164
                                                              ------         ------              -------        -------
        Pre-tax net income                                     7,247         18,149              16,397          1,128
        Income taxes                                           1,175          4,174               2,223            582
                                                               -----          -----              ------        -------

        Net income                                            $6,072        $13,975             $14,174       $    546
                                                              ======        =======             =======        ========

                                        APPENDIX B - ILLUSTRATION OF MARKET VALUE ADJUSTMENT

         The  formula  used to  determine  the  market  value  adjustment  ("MVA") is applied as of the date we receive a request In
Writing  for a full or partial  surrender.  When  choosing an  alternate  Guarantee  Period,  the formula is applied as of the first business day after the date we receive all the  information  we need to process your request.  Values and time durations used in the formula are as of such date.  Current Rates and available Guarantee Periods are those for your type of Contract.  The formula is:

                                           [ (1+I) / (1+J+ the adjustment amount) ] N/12

                                                               where:

         I is the Guarantee Rate applicable to the Guarantee Period for your Contract;

         J is the Current  Rate for the  Guarantee  Period  equal to the number of years  (rounded  to the next  higher  number when occurring  on other than an  anniversary  of the  beginning  of the current  Guarantee  Period)  remaining  in your current
         Guarantee Period ("Remaining Period");

         N is the number of months  (rounded to the next higher  number when  occurring on other than a monthly  anniversary  of the beginning of the current Guarantee Period) remaining in your Guarantee Period.

         Nonetheless, a full or partial surrender at the end of a Guarantee Period is not affected by the MVA.

         If we are no longer offering a Guarantee Period equal to the Remaining Period but are offering  Guarantee  Periods that are both  shorter  and longer than the  Remaining  Period,  we will  interpolate  a rate for J between  our  Current  Rates for the next shortest and next  longest  Guarantee  Periods  then being  offered.  If we are no longer  offering a Guarantee  Period equal to the
Remaining Period and also are no longer offering  Guarantee  Periods that are both longer and shorter than the Remaining  Period, we will  determine  rates  for both I and J based on the  Moody's  Corporate  Bond  Yield  Average - Monthly  Average  Corporates  (the
"Average"),  as published by Moody's Investor Services,  Inc., its successor, or an equivalent service should such Average no longer be  published  by  Moody's.  For  determining  I, we will use the  Average  for the  applicable  Guarantee  Period  published  on or immediately  prior to the start of your current  Guarantee  Period.  For  determining  J, we will use the Average for the  Remaining
Period published on or immediately prior to the date the MVA is calculated.

         In the special case where I = J, the MVA is set equal to 1.

         The  following  examples  show the effect of the MVA on a surrender.  The examples  assume  surrender  charges do not apply and:

Interim Value at Beginning of Guarantee Period:                        $50,000

Guarantee Period:                                                      5 years

Guarantee Rate:                                                        5% effective annual rate

Date of Calculation:                                                   End of the third year since
                                                                       the beginning of the
                                                                       Guarantee Period
                                                                       (two exact years remaining
                                                                       to the end of the Guarantee
                                                                       Period)

Adjustment Amount:                                                     0.25% of interest

                                                    Example of Upward Adjustment

Assume J = 3.5% (Current Rate for Contracts electing a two year Guarantee Period)

At this point I = 5% (0.05) and N = 24 (number of months remaining in the Guarantee Period)

Interim Value prior to application of MVA:  $57,881.25

MVA = [(1+I)/(1+J+0.0025)] N/12 = [1.05/1.0375] 2 = 1.024242

Net Surrender Value =  Interim Value  X  MVA = $59,284.38.

                                                   Example of Downward Adjustment

Assume J = 6% (Current Rate for Contracts electing a two year Guarantee Period)

At this point I = 5% (0.05) and N = 24 (number of months remaining in the Guarantee Period)

Interim Value prior to application of MVA:  $57,881.25.

MVA = [(1+I)/(1+J+0.0025)] N/12 = [1.05/1.0625] 2 = .97661

Net Surrender Value =  Interim Value  X  MVA = $56,527.35.

------------------------------------------------------------------------------------------------------------------------------------

                                          APPENDIX C - ILLUSTRATION OF INTEREST CREDITING

THIS EXAMPLE ASSUMES NO PARTIAL  SURRENDERS DURING THE GUARANTEE  PERIOD.  WHETHER A SURRENDER CHARGE APPLIES TO ANY INTERIM PARTIAL
SURRENDERS OR TO A FULL OR PARTIAL  SURRENDER AT THE END OF THE GUARANTEE  PERIOD  DEPENDS ON THE STRUCTURE OF SURRENDER  CHARGES AS
SHOWN IN YOUR CONTRACT,  AND WHETHER THAT  GUARANTEE  PERIOD  EXTENDS  BEYOND THE DATE  SURRENDER  CHARGES  APPLY.  THE MARKET VALUE
ADJUSTMENT WOULD APPLY TO ANY INTERIM PARTIAL  SURRENDER EXCEPT,  WHERE REQUIRED BY LAW, AN INTERIM PARTIAL SURRENDER  OCCURRING NOT
MORE THAN 30 DAYS BEFORE THE END OF A GUARANTEE PERIOD.

THE  HYPOTHETICAL  INTEREST RATE USED IS  ILLUSTRATIVE  ONLY AND IS NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE DECLARED FOR
ANY CONTRACT.  ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN CONTRACT AT ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

In this  example the  Guarantee  Period  begins on the Contract  Date.  Should an alternate  Guarantee  Period be chosen,  Guarantee
Periods may begin and end on other than anniversaries of the Contract Date.

Interim Value  at beginning of Guarantee Period:              $50,000

Guarantee Period:                                             5 Years

Guaranteed Rate:                                              5% Effective Annual Rate

                                                 Interest Credited                               Cumulative
                                                      During                                      Interest
              Year                                 Contract Year                                  Credited
              ----                                 -------------                                  --------
                1                                   $2,500.00                                     $2,500.00
                2                                    2,625.00                                      5,125.00
                3                                    2,756.25                                      7,881.25
                4                                    2,894.06                                     10,775.31
                5                                    3,038.77                                     13,814.08

                                                       ADDITIONAL INFORMATION

                            Inquiries will be answered by calling your representative or by writing to:

                                            American Skandia Life Assurance Corporation

                                                                 at

                                                            P.O. Box 883
                                                     Shelton, Connecticut 06484

                                                                 or

                                                customerservice@americanskandia.com

Issued by:                                                                                                     Serviced by:

AMERICAN SKANDIA LIFE                                                                                 AMERICAN SKANDIA LIFE
ASSURANCE CORP.                                                                                             ASSURANCE CORP.
One Corporate Drive                                                                                            P.O. Box 883
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                        Telephone:  1-800-752-6342
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                          Distributed by:
                                              AMERICAN SKANDIA MARKETING, INCORPORATED
                                                        One Corporate Drive
                                                     Shelton, Connecticut 06484
                                                      Telephone: 203-926-1888
                                                   http://www.americanskandia.com

gma

                                                           PART II

                                           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

                  Not Applicable

Item 15.          Indemnification of Directors and Officers

                  Under Section 33-320a of the Connecticut  General Statutes,  the Registrant must indemnify a director or officer  against  judgments,  fines,  penalties,  amounts paid in  settlement  and  reasonable  expenses including  attorneys'  fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain  disinterested  parties  determine that he acted in good faith and in a manner he  reasonably  believed to be in the best  interests  of the  Registrant.  In any  criminal action or proceeding,  it also must be determined  that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is  successful on the merits in the  defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and reasonably  entitled to be  indemnified,  and the court  approves the amount.  In shareholder derivative  suits,  the  director or officer must be finally  adjudged not to have  breached his duty to the  Registrant,  or a court must determine that he is fairly and reasonably  entitled to be indemnified and must  approve the amount.  In a claim based upon the  director's  or  officer's  purchase or sale of the  Registrant's  securities,  the  director  or  officer  may obtain  indemnification  only if a court determines  that,  in view  of all  the  circumstances,  he is  fairly  and  reasonably  entitled  to be indemnified  and then for such amount as the court  shall  determine.  The By-Laws of Skandia  Life also provide directors and officers with rights of indemnification, consistent with Connecticut law.

                  The foregoing statements are subject to the provisions of Section 33-320a.

                  Directors and officers of Skandia Life and American Skandia Marketing,  Incorporated  ("ASM,  Inc.") can
                  also be  indemnified  pursuant to Indemnity  Agreements  between each  director and officer and American
                  Skandia,  Inc., a corporation  organized under the laws of the state of Delaware.  The provisions of the
                  Indemnity  Agreements  are  governed  by  Section  45 of the  General  Corporation  Law of the  State of
                  Delaware.

                  The  directors  and officers of Skandia Life and ASM,  Inc. are covered  under a directors  and officers liability  insurance  policy issued to Skandia  Insurance  Company Ltd.,  their  ultimate  parent.  Such policy will reimburse  Skandia Life or ASM, Inc., as applicable,  for any payments that it shall make to directors,  officers  and  controlling  persons  of  Registrant  pursuant  to law and,  subject  certain exclusions  in the policy,  will pay any other  costs,  charges,  expenses,  settlements  or  judgements arising  from any  proceeding  involving  any  director  or  officer of Skandia  Life or ASM,  Inc.,  as applicable in his or her past present capacity as such.

Item 16.          Exhibits

         Exhibits                                                                                          Page

1        Underwriting  agreement  incorporated  by  reference to  Post-Effective  Amendment  No. 1 to  Registration
         Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                 Not applicable

3        Articles of incorporation and by-laws Incorporated by reference to Post-Effective
          Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments defining the rights of security holders,  including  indentures  (Incorporated by reference to initial
         Registration Statement No. 33-89676, filed February 22, 1995)
         FILED  VIA  EDGAR  with  Post-Effective  Amendment  No.  3 to  this  Registration  Statement  No.
         33-89676, filed April 28, 1998.

5        Opinion re legality                                                              (included as Exhibit 23b)

6 - 9                                                                                                Not applicable

10       Material contracts (Investment Management Agreement)

(a)      Agreement with J.P. Morgan Investment Management Inc. incorporated by reference to Post-Effective
         Amendment No. 1 to Registration Statement No. 333-00941, filed via EDGAR February 25, 1997.

(b)      Agreement with Fleet Investment Advisors Inc., incorporated by reference to Post-Effective Amendment No.
         1 to Registration Statement No. 333-00941, filed via EDGAR February 25, 1997

11 - 22                                                                                              Not applicable

23a      Consent of Ernst & Young LLP                                                                FILED HEREWITH

23b      Opinion & Consent of Counsel                                                                FILED HEREWITH

24       Power of Attorney

a)       Directors  Boronow,  Campbell,  Carendi,  Danckwardt,  Dokken,  Sutyak,  Mazzaferro,  Moberg,  Soderstrom,  Tracy,
                  Svensson,  and  Collins  filed via  EDGAR  with  Initial  Registration  to  Registration
                  Statement No. 333-25733, filed April 24, 1997.
b)       Directors  Kennedy and Winson filed via EDGAR with  Post-Effective  Amendment No. 4 to Registration  Statement No.
                  333-25733.

25 - 28                                                                                              Not applicable
---------------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.          Undertakings

                  The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being made,  post-effective  amendments to this registration statement:

                  (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

                  (ii) To  reflect  in the  prospectus  any  facts or  events  arising  after  the  effective  date of the registration statement (or the most recent post-effective  amendment thereof) which,  individually or in the  aggregate,  represent  a  fundamental  change  in the  information  set  forth in the  registration statement;

                  (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously disclosed in the registration statement;

         (2)      That,  for the  purpose  of  determining  any  liability  under the  Securities  Act of 1933,  each such post-effective  amendment  shall be deemed to be a new  registration  statement  relating the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

         (3)      To  remove  from  registration  by means  of a  post-effective  amendment  any of the  securities  being registered which remain unsold at the termination of the offering.

         (4)      The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the
                  Securities  Act of 1933,  each filing of the  Registrant's  annual  report  pursuant to section 13(a) or section  15(d) of the  Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing  of an employee  benefit  plan's annual  report  pursuant to section  15(d) of the  Securities  Exchange Act of
                  1934) that is  incorporated  by  reference  in the  registration  statement  shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5)      Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling persons of the Registrant pursuant to the foregoing  provisions, or  otherwise,  the  Registrant  has been  advised  that in the opinion of the  Securities  and Exchange
                  Commission  such  indemnification  is against  public policy as expressed in the Act and is,  therefore, unenforceable.  In the event that a claim for  indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the  Registrant  in the  successful  defense of any  action,  suit or  proceeding)  is  asserted by such director,  officer or  controlling  person in  connection  with the  securities  being  registered,  the
                  Registrant  will,  unless in the  opinion of its  counsel  the matter  has been  settled by  controlling precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification by it is against  public policy as expressed in the Act and will be governed by the final  adjudication  of such issue.

---------------------------------------------------------------------------------------------------------------------------

LEGAL EXPERTS:  The General  Counsel of American  Skandia Life Assurance  Corporation  has passed on the legal matters with respect to Federal laws and  regulations  applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                                              Exhibits

Exhibit 23a       Consent of Ernst & Young LLP

Exhibit 23b       Opinion & consent of Counsel

                                                        SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933,  the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the  requirements  for filing on Form S-2 and has duly caused this  registration  statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Shelton,  State of Connecticut,  on
the 27th day of April, 2001.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                        Registrant

By:/s/ Kathleen A. Chapman                                                               Attest:/s/ Scott K. Richardson
Kathleen A. Chapman, Assistant Corporate Secretary                                                      Scott K. Richardson

Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
                                                (Principal Executive Officer)

           Wade A. Dokken*        President and Chief Executive Officer,
           ---------------                                                              4/27/01
           Wade A. Dokken           Chairman of the Board and Director

                              (Principal Financial Officer and Principal Accounting Officer)

       /s/ Thomas M. Mazzaferro            Executive Vice President and
                                                                                        4/27/01
        Thomas M. Mazzaferro              Chief Financial Officer

        /s/ David R. Monroe             Senior Vice President, Treasurer
                                                                                        4/27/01
           David R. Monroe               and Corporate Controller

                                                   (Board of Directors)

      Patricia Abram*                                Gordon C. Boronow*                Malcolm M. Campbell*
      ---------------                                ------------------                --------------------
      Patricia Abram                                  Gordon C. Boronow                 Malcolm M. Campbell

      Wade A. Dokken*                                    Y.K. Chan*                     Lincoln R. Collins*
      ---------------                                    ----------                     -------------------
      Wade A. Dokken                                      Y.K. Chan                     Lincoln R. Collins

      Ian Kennedy*                                 Thomas M. Mazzaferro*                Gunnar Moberg*
      --------------                                 -------------------                --------------
      Ian Kennedy                                  Thomas M. Mazzaferro                   Gunnar Moberg

      Christian Thwaites*                             Bayard F. Tracy*                  Deborah G. Ullman*
      -------------------                             ----------------                  ------------------
      Christian Thwaites                              Bayard F. Tracy                    Deborah G. Ullman

                                                        Brett M. Winson*
                                                        ----------------
                                                         Brett M. Winson

                                    *By:   /s/ Kathleen A. Chapman
                                           ----------------------------
                                            Kathleen A. Chapman

    *Pursuant to Powers of Attorney previously filed with Post-Effective Amendment No. 1 to Registration Statement No.
                                                        333-53596.